UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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AMERICAN TOWER CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN TOWER®
CORPORATION

Proxy Statement 2023

Building a more
connected world

Dear Stockholder:
April 12, 2023
It is my pleasure to invite you to American Tower Corporation’s 2023 Annual Meeting of Stockholders on Wednesday, May 24, 2023 at 11:00 a.m. Eastern Time. We will hold the Annual Meeting virtually through a live audio webcast. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/AMT2023. Please follow the instructions in this Proxy Statement to join the virtual Annual Meeting.
Included with this letter are the official notice of meeting; the Proxy Statement, which describes in detail the matters to be discussed and voted on at the meeting; and the form of proxy.
Your vote is important. You may vote your shares over the internet; by telephone; by mail, if you received a paper copy of the proxy materials and follow the instructions on the proxy card or voting instruction card; or at the virtual meeting. If you vote by proxy prior to the meeting, you may withdraw your proxy and vote at the virtual meeting, if you wish to do so. Whether or not you plan to attend the meeting, I urge you to vote as soon as possible to ensure your shares will be represented at the meeting.
On behalf of the management team and your Board of Directors, I thank you for your continued support.
Sincerely,
Thomas A. Bartlett
President and Chief Executive Officer

Letter From the Independent Chairperson of the Board

April 12, 2023
Dear Fellow Stockholders,
It is a privilege to serve as the Chairperson of the Board, working with discerning and dedicated colleagues and a committed management team. As directors, one of our key roles is to guide the management team in developing and executing a strategy that creates long-term stockholder value. Through Tom Bartlett’s leadership, we are advancing our Stand and Deliver strategy by focusing on five Key Objectives. The Board and management continually engage in a constructive dialogue on progress made toward these Key Objectives, which have taken root across the global organization to keep the teams focused on the path of value creation. Below are a few highlights of several of these objectives.
Be the Most Trusted, Strategic Partner for Our Customers
In the face of macroeconomic uncertainty throughout 2022, the Company signed new long-term lease agreements in the United States and Africa, leveraging our industry leading assets and capabilities to deliver mutually beneficial outcomes for American Tower and our key customers. We also continue to expand and invest in our communications infrastructure assets portfolio with a focus on driving operational efficiencies across the business, benefiting our global customers as they invest in their networks to meet increasing demand for mobile usage and connectivity. Finally, through our greenhouse gas (GHG) emissions reduction targets and significant investments made in onsite renewable energy generation and sophisticated energy storage solutions, we are helping our customers meet their own GHG emissions reduction commitments.
Position the Teams for the Future
As a testament to our commitment to talent development and diversity, equity and inclusion (DEI), in 2022, our Compensation Committee tied executive compensation to an ESG scorecard, which included a human capital management goal targeted at developing talent, with special focus on underrepresented groups. Recruiting, developing, empowering and retaining diverse employees is fundamental to our success and we were thrilled with the internal promotion of Ruth Dowling to our executive team. We continue to strive to increase diversity in leadership positions. In fact, in 2022, 35% of all employees promoted globally were female and 26% of employees promoted in the United States were from underrepresented groups. We also offer a Power of Choice program for our U.S. employees in underrepresented groups who are considered emerging leaders, which is designed to support these employees through a career path journey. DEI training has been a key part of our onboarding, general employee and management/leadership development programs for more than a decade, and we continue to look for ways to improve the impact of our programs, such as through regional diversity councils and listening sessions.
Grow and Maintain a Healthy Cultural Foundation
In May 2022, I had the incredible opportunity to represent American Tower at the World Economic Forum and promote our Digital Communities initiative. Digital Communities are digitally connected spaces in underserved communities equipped with technology that provide instructor-led or self-guided digital literacy and youth education instruction, financial literacy, career skill building and healthcare services to improve the quality of life of community members. Through this initiative, American Tower convenes corporate, government and nonprofit partners and works with community leaders within our global footprint to provide the digital infrastructure that delivers meaningful social programs to communities and makes vital digital technology sector benefits more accessible. To date, we have enhanced the lives of more than 335,000 people across 15 countries, and with cross-sectoral partnerships and collaboration, we can make an even greater impact.
As a Board, we are deeply committed to diversity in skills as well as thought. I’m proud that, for over a decade, we have been a leader in board diversity, as evidenced by our current membership, which comprises five women and four individuals who identify as part of a racial or ethnic minority group. We seek to balance the board's long-serving directors, who provide important institutional knowledge and experience, with newer directors, who bring fresh perspectives to deliberations as well as meet our ideal director composition skill set.
Finally, I would like to thank one of our longest serving directors, David Sharbutt, for his exemplary service, insights and contributions.
Thank you for your continued support of our Company. We look forward to engaging with you—our stockholders—on a collaborative mission to build a more connected world.
Sincerely,
Pamela D. A. Reeve
Independent Chairperson of the Board

Notice of 2023 Annual Meeting of Stockholders

Date:	Time:	Live Audio Webcast at:	Record Date:
Wednesday, May 24, 2023	11:00 a.m. Eastern Time	www.virtualshareholdermeeting.com/AMT2023	March 27, 2023
At the Annual Meeting you will be asked to:
Proposal 1	Elect each of the 12 Directors for the ensuing year or until his or her successor is elected and qualified;
Proposal 2	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;
Proposal 3	Approve, on an advisory basis, our executive compensation;
Proposal 4	Vote, on an advisory basis, on the frequency with which we will hold a stockholder advisory vote on executive compensation; and
Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

HOW YOU MAY VOTE
You may vote if you were a stockholder of record on March 27, 2023, the record date fixed by the Board of Directors. To ensure your shares are represented at the meeting, please vote as soon as possible by one of the following methods:

Online	By Telephone	By Mail	At the Virtual Meeting

For more detailed information on voting, please see “How do I cast a vote?” in the “Questions & Answers” section beginning on page 86 of this Proxy Statement.
ATTENDING THE MEETING
As part of our effort to maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our stockholders, we will hold the Annual Meeting virtually through a live audio webcast.

Live Audio Webcast
•You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2023. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials (if applicable). For more information, please see “How do I attend the Annual Meeting?” in the “Questions & Answers” section beginning on page 86 of this Proxy Statement.
•The Annual Meeting will begin at approximately 11:00 a.m. Eastern Time, with registration beginning at 10:30 a.m., on Wednesday, May 24, 2023.
•You will be able to vote and submit live questions during the Annual Meeting at: www.virtualshareholdermeeting.com/AMT2023.

By order of the Board of Directors,
Ruth T. Dowling
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary
Boston, Massachusetts
April 12, 2023
American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts 02116
Whether or not you expect to attend the virtual Annual Meeting, please vote as soon as possible to ensure the representation of your shares at the Annual Meeting. You may vote your shares online, by telephone, by mail (as applicable) by following the instructions on the proxy card or voting instruction card, or at the virtual meeting.
Materials will be made available on or about April 12, 2023.

Proxy Statement Summary
The following pages provide a summary of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before submitting your vote.
Proposals To Be Voted On

PROPOSAL 1	Election of Directors	The Board of Directors unanimously recommends that you vote FOR the election of each of the 12 Director nominees. (see page 12)

PROPOSAL 2	Ratification of Independent Accountant	The Board of Directors unanimously recommends that you vote FOR this proposal. (see page 45)

PROPOSAL 3	Advisory Vote on Executive Compensation	The Board of Directors unanimously recommends that you vote FOR this proposal. (see page 48)

PROPOSAL 4	Advisory Vote on Frequency of Executive Compensation	The Board of Directors unanimously recommends that you vote for the option of ONE YEAR for this proposal. (see page 50)
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
American Tower’s Strategy and Vision
To strategically partner with our customers to strengthen our global leadership position as an owner, operator and developer of multitenant, neutral-host digital infrastructure—deploying our capital to add scale to our core business, selectively extending our product platform, developing our talent and creating a sustainable culture that both drives returns for our stockholders and bridges the digital divide.
American Tower’s Key Objectives Support our Vision of “Building a More Connected World.”

SCALE THE CORE	Leverage our platform and invest in portfolio growth to maximize core performance and shareholder returns

BE THE MOST TRUSTED, STRATEGIC PARTNER FOR OUR CUSTOMERS	Enhance our customer relationships through a focus on shared value creation, both throughout our businesses and the wireless industry

ACCELERATE PLATFORM EXTENSIONS	Scale power-as-a-service initiatives and execute on emerging growth opportunities adjacent to our core business

POSITION THE TEAMS FOR THE FUTURE	Continue to invest in our talent and empower our employees to lead as the mobile broadband industry evolves

GROW AND MAINTAIN A HEALTHY CULTURAL FOUNDATION	Create a global community that is inclusive, equitable and diverse, both within American Tower and the communities we serve

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Company Overview
American Tower (the Company) is a leading independent owner, operator and developer of wireless and broadcast communications real estate. As of December 31, 2022, our global portfolio includes nearly 225,000 communications sites. Over 43,000 of American Tower’s communications sites are in the U.S. and Canada and over 181,000 communications sites, as well as certain other property interests, are located internationally. Our business model allows for multiple customers to each lease vertical space on a tower for communications equipment, creating a recurring long-term revenue stream. We also provide customized solutions through our (a) in-building systems, (b) outdoor distributed antenna systems and other right-of-way options, (c) managed rooftops and (d) services that speed network deployment. Additionally, our portfolio of communications infrastructure assets includes (i) urban telecommunications assets, including fiber, in several of our international regions, (ii) other property interests in Australia, Canada, New Zealand and the U.S. and (iii) 28 data center facilities across 10 U.S. markets.
2022 Business Highlights

NEW SITES BUILT OR ACQUIRED
KEY FINANCIAL RESULTS(1)
•Grew total revenue by approximately 14.5% to $10.71 billion, grew property revenue(2) by approximately 14.9% to $10.47 billion, net income decreased by approximately 33.9% to $1.70 billion, and grew Adjusted EBITDA(2) by approximately 11.1% to $6.64 billion;
•Achieved Total Tenant Billings Growth of 6.9%;
•Declared over $2.7 billion in cash dividends to common stockholders;
•Deployed more than $1.9 billion of capital in 2022, with the majority of spending on growth-oriented, discretionary investments;
•AFFO attributable to AMT common stockholders per Share (AFFO Attributable per Share)(3) for the full year was $9.76 and ROIC(3) as of the end of the year was 8.8%;
•Maintained our investment-grade credit rating and de-levered our balance sheet, ending the year with a Net Leverage Ratio of 5.4x; and
•Acquired or built a net of over 4,600 communications sites(i) across multiple markets.
(1)Adjusted EBITDA, AFFO Attributable to AMT common stockholders, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program. For the total property revenue performance metric, pass-through revenue is excluded.
(3)Performance metric under the long-term incentive program.

4,600+ Net New Sites Added(i)

TOTAL PROPERTY REVENUE INCREASED
14.9%
to $10.47 billion

ADJUSTED EBITDA INCREASED
11.1%
to $6.64 billion

AFFO ATTRIBUTABLE TO AMT COMMON STOCKHOLDERS INCREASED
5.6%
to $4.52 billion

(i)Sites built or acquired in 2022, net of churn and/or decommissioning.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY

PROPOSAL 1	Election of Directors The Board of Directors unanimously recommends that you vote FOR the election of each nominee.

Our Director Nominees
With the exception of Mr. Sharbutt, each incumbent Director is standing for re-election at the Annual Meeting. You are being asked to vote on the election of 12 Directors, all of whom were recommended for nomination to the Board of Directors (Board) by the Nominating and Corporate Governance Committee (Nominating Committee). All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill set and areas of expertise can be found beginning on page 13.

THOMAS A. BARTLETT*, 64 President and CEO, American Tower Corporation Director Since: 2020 Other Public Company Boards: None Committee Memberships: None	KELLY C. CHAMBLISS, 52 SVP and Chief Operating Officer, IBM Consulting Director Since: 2022 Other Public Company Boards: None Committee Memberships:	TERESA H. CLARKE, 60 Chair and CEO, Africa.com LLC Director Since: 2021 Other Public Company Boards: Arthur J. Gallagher & Co. Committee Memberships:	RAYMOND P. DOLAN, 65 Chairman and CEO, Cohere Technologies, Inc. Director Since: 2003 Other Public Company Boards: None Committee Memberships:	KENNETH R. FRANK, 55 Partner, Banneker Partners Director Since: 2021 Other Public Company Boards: None Committee Memberships:

ROBERT D. HORMATS, 79 Advisor, Tiedemann Advisors Director Since: 2015 Other Public Company Boards: None Committee Memberships:	GRACE D. LIEBLEIN, 62 Former VP, Global Quality, General Motors Director Since: 2017 Other Public Company Boards: Honeywell International, Inc. Committee Memberships:	CRAIG MACNAB, 67 Former CEO and Chairman, National Retail Properties, Inc. Director Since: 2014 Other Public Company Boards: VICI Properties, Inc. Committee Memberships:	JOANN A. REED, 67 Healthcare consultant and former SVP, Finance and CFO, Medco Health Solutions, Inc. Director Since: 2007 Other Public Company Boards: None Committee Memberships:	PAMELA D. A. REEVE, 73 Chairperson of the Board Former President and CEO, Lightbridge, Inc. Director Since: 2002 Other Public Company Boards: None Committee Memberships:

A Audit C Compensation N Nominating Member Chair Audit Committee Financial Expert Independent * Sole Management Director Nominee
BRUCE L. TANNER, 64 Former EVP and CFO, Lockheed Martin Corporation Director Since: 2019 Other Public Company Boards: Truist Financial Corporation Committee Memberships:	SAMME L. THOMPSON, 77 President, Telit Associates, Inc. Director Since: 2005 Other Public Company Boards: None Committee Memberships:

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Board Diversity

Key Objectives and Governance	Skills and Qualifications
Scale the Core	Prior Experience in a Leadership/Executive Role in a Global Company	●	●	●	●	●	●	●	●	●	●	●	●
Be the Most Trusted, Strategic Partner for Our Customers	Thought Leadership and/or Public Policy Experience	●		●	●	●	●			●	●		●
Accelerate Platform Extensions	Experience in Innovation in Digital Infrastructure and/or Relevant Industries	●	●		●	●			●	●	●		●
Position the Teams for the Future	Operational and Management Experience	●	●	●	●	●	●	●	●	●	●	●	●
Grow and Maintain a Healthy Cultural Foundation	Experience in Human Capital Management, including Diversity, Equity and Inclusion (DEI)	●	●	●	●	●	●	●	●	●	●	●	●
Financial Literacy	Finance/Capital Allocation Experience or Financial Literacy	●	●	●	●	●	●	●	●	●	●	●	●
Experience in Other Boards or Management	Prior Board and/or Governance Experience, Including Risk Management, Cybersecurity or Climate	●	●	●	●	●	●	●	●	●	●	●	●
Demographic Background
Age		64	52	60	65	55	79	62	67	67	73	64	77
Gender		M	F	F	M	M	M	F	M	F	F	M	M
Race/Ethnicity
African American or Black				●		●							●
Alaskan Native or Native American
Asian
Hispanic or Latinx								●
Native Hawaiian or Pacific Islander
White		●	●		●		●	●	●	●	●	●
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY

AGE	GENDER DIVERSITY	RACIAL/ETHNIC DIVERSITY	INDEPENDENCE

Each of our Board Committees consists of at least one female director and one director who identifies as part of a racial or ethnic minority group.
Our Corporate Governance Guidelines provide for the Nominating Committee to consider principles of diversity, including diversity categories such as gender, race, ethnicity, national origin, age, sexual orientation and gender identity, as well as diversity and differences in viewpoints and skills. We are committed to board diversity and are proud of our leadership in this over the last decade. Our Board consists of individuals with diverse and complementary business, leadership and financial expertise. Most of our Directors have leadership experience at major U.S. and multinational companies, as well as experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges and strategies. In addition, many of our Directors have industry and public policy experience, which provides insight into issues faced by public companies.
Board Refreshment

Board Changes in the Past 6 Years	Diversity of Newly Added Directors	Skills of Newly Added Directors

5 new independent directors have been added to the Board since 2017	3 new directors are female	Cybersecurity Experience
3 directors(1) have left the Board since 2017	3 new directors identify as part of a racial or ethnic minority group	Risk Management Experience
Finance/Capital Allocation Experience
(1)Including Mr. Sharbutt, who will not be standing for re-election at this year’s Annual Meeting.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Corporate Governance Highlights

Independence	Stockholder Rights
•All Directors Except One Management Director are Independent
•Independent Chairperson
•Only Independent Directors Serve on Board’s Standing Committees
•Independent Directors Meet in Executive Session Without Management Present

•One Vote per Share of Common Stock
•Regular Stockholder Engagement
•Proxy Access (3%, 3 years, 25% of Board)
•Stockholder Ability to Call Special Meetings (25% Ownership Threshold)
•Stockholders’ Right to Act by Written Consent
•No Stockholder Rights Plans
•No Supermajority Voting Provisions

Ethics and Disclosure	Board Practices
•Code of Ethics and Business Conduct (Code of Conduct)
•Vendor Code of Conduct
•Corporate Governance Guidelines
•Global Human Rights Statement
•Disclosure Committee for Financial Reporting
•Ethics Committee

•Annual Election of All Directors
•Majority Voting for Directors
•Periodic Review of Board Composition and Succession Planning
•Onboarding Program for New Directors
•Continuing Education Programs for Directors
•Policy Against Director “Over-boarding”
•Review of Strategy
•Oversight of Risk Management and Environmental, Social and Governance (ESG)
•Annual Review of Board and Committees
•Use of Outside Experts to Assist With Board Oversight

Compensation Oversight
•Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions
•Clawback Provisions
•Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control
•Annual Compensation Policies Risk Assessment Review
•Approval Policy for Related Party Transactions
•Independent Compensation Consultant
•Annual Review of CEO Performance, Overseen by Our Independent Chairperson
•Annual Advisory Vote on Executive Compensation
•Stock Ownership Guidelines for Directors and Executives

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Sustainability Highlights
At American Tower, we are helping to expand access to wireless communication around the world, while creating value for each of our stakeholders. Our business model is inherently green, given the reduced footprint that comes with shared infrastructure, but our sustainability program goes beyond reducing our impact on the environment—it involves respect for people, actions to promote social equity, business ethics and continuous improvement of business performance. Our sustainability program consists of three pillars: environment, social and governance, each of which supports our vision to build a more connected world.

ENVIRONMENT: GREENHOUSE GAS (GHG) EMISSIONS REDUCTION PROGRESS AND ADOPTION OF SCIENCE-BASED TARGETS
At American Tower, we recognize our responsibility to contribute to the global mitigation of climate change and, as such, we are actively working to reduce our GHG emissions. To drive our progress, in 2021, we adopted science-based targets (SBTs), which were approved by the Science Based Targets initiative (SBTi) and reflect the goals set forth in the 2015 Paris Agreement and our efforts to help limit future global warming to well below two degrees Celsius above preindustrial levels.

Science-Based Targets
OPERATIONAL (SCOPE 1 AND 2) GHG EMISSIONS REDUCTION TARGET	VALUE CHAIN (SCOPE 3) GHG EMISSIONS REDUCTION TARGET	Our GHG emissions reduction goals reflect our efforts to help limit future global warming to well below two degrees Celsius

At least 40% by 2035 against a 2019 baseline	At least 40% by 2035 against a 2019 baseline

SOCIAL: CONNECTING COMMUNITIES

Through the Digital Communities program, American Tower convenes corporate, government and nonprofit partners and works with community leaders in our key service territories to provide digital infrastructure that delivers meaningful social programs to communities and makes the benefits of the vital digital technology sector more accessible. To date, we have launched more than 400 Digital Communities, which have served more than 335,000 people across 15 countries—Argentina, Brazil, Chile, Colombia, Costa Rica, Ghana, India, Kenya, Mexico, Nigeria, Paraguay, Peru, Poland, South Africa and Uganda.

GOVERNANCE
The Nominating Committee oversees the Company’s annual ESG reporting process. Additionally, with oversight from our Board, our executive team leads our global operations with a firm commitment to doing business in an ethical and sustainable manner.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY

PROPOSAL 2	Ratification of Independent Accountant The Board of Directors unanimously recommends that you vote FOR this proposal.

The Audit Committee has selected, and the Audit Committee and the Board recommend stockholder ratification of, Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the year ending December 31, 2023.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The Audit Committee believes that the submission of its selection to stockholders is a matter of good corporate governance. In its annual selection of an independent registered public accounting firm, the Audit Committee considers the firm’s qualifications and past performance. Deloitte has served as our independent registered public accounting firm since our inception, and the members of the Audit Committee and the Board of Directors believe that Deloitte’s continued retention as our independent registered public accounting firm is in the best interest of the Company and its stockholders.
See page 45 for more information.

PROPOSAL 3	Advisory Vote on Executive Compensation The Board of Directors unanimously recommends that you vote FOR this proposal.

We are providing our stockholders the opportunity to approve, on an advisory basis (i.e., a “say on pay” vote), the compensation of our named executive officers (NEOs). See “Compensation Discussion and Analysis” beginning on page 48 for more information.

PROPOSAL 4	Advisory Vote on Frequency of Executive Compensation Advisory Vote The Board of Directors unanimously recommends that you vote for the option of ONE YEAR for this proposal.

We are providing our stockholders the opportunity to cast an advisory vote (i.e., a “say when on pay” vote) on whether a non-binding, advisory say-on-pay vote to approve the compensation of our NEOs (as set forth in Proposal 3) should occur every one, two or three years.
See page 50 for more information.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Compensation Philosophy
Our executive compensation program is driven by our pay-for-performance philosophy. Under this philosophy, 94% of our Chief Executive Officer’s (CEO’s) compensation and 89% of our other NEOs’ compensation is at-risk. Base salary is set at a competitive level that reflects market standards and determined with a goal to attract and retain highly qualified executive talent. The annual bonus opportunity is tied to the Company’s financial performance, as well as certain individual performance metrics, for each executive. The long-term incentive program is heavily weighted toward achieving certain Company financial metrics over a three-year period. Our goal is to reward our executive team for its leadership in meeting key near-term goals and objectives, while also positioning the Company to generate sustainable long-term stockholder value.

WE REWARD BASED ON	KEY FEATURES
•Company annual and three-year performance relative to pre-established financial goals;
•Company annual financial performance relative to that of competitor and peer group companies;
•Successful completion of key near-term goals and strategic objectives, while positioning the Company to generate attractive long-term return for stockholders; and
•Other relevant considerations, such as retaining executives with above-average performance and proven leadership ability.

•Equity awards weighted toward long-term performance-based metrics;
•Reasonable retirement and welfare benefits, and no pension arrangements;
•Clawback provisions;
•Stock ownership guidelines;
•Anti-insider trading policy, including prohibition on hedging and pledging;
•Double-trigger equity vesting and no tax gross-ups in the event of a change of control;
•Use of an independent compensation consultant; and
•Regular risk assessment of compensation programs.

Framework of 2022 Compensation

CEO Target Compensation	Average of Other NEOs Target Compensation

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Pay Structure

OVERVIEW
ANNUAL BASE SALARY

American Tower provides a competitive level of compensation to its executive officers to attract and retain highly qualified executive talent and reward sustained performance over time. Base salary is reviewed by the Compensation Committee and determined annually.

ANNUAL PERFORMANCE INCENTIVE PROGRAM

American Tower provides at-risk, variable cash pay opportunity for performance over one year to motivate its executive officers to achieve or exceed annual goals within appropriate risk parameters.
Target annual performance incentive award for all NEOs:
tied to achieving pre-established Company financial goals	tied to achieving pre-established individual performance goals
LONG-TERM INCENTIVE PLAN

American Tower provides long-term, equity-based pay opportunity for sustained operating performance to focus its executive officers on creating long-term stockholder value.
Target grant award values for the CEO:	Target grant award values for the other NEOs:
allocated to performance-based restricted stock units (PSUs)	allocated to PSUs
allocated to time-based restricted stock units (RSUs)	allocated to RSUs

The number of PSUs earned is based on achieving pre-established performance goals for a three-year performance period:
70% based on cumulative AFFO Attributable per Share(1)
30% based on average ROIC(1)
The actual payout is based on performance levels against these goals:

Through March 2023, each RSU grant vested 25% annually over four years, commencing one year from the date of grant. See “Compensation Discussion and Analysis” beginning on page 51. Beginning with grants made on March 10, 2023, each RSU grant for all of our employees, including our NEOs, will vest 1/3rd annually over three years, commencing one year from the grant date.

(1)AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

Corporate Governance

PROPOSAL 1
Election of Directors
Under our Amended and Restated By-Laws (By-Laws), the number of Board members is fixed periodically by the Board and may be increased or decreased by a vote of the stockholders or by the majority of Directors then in office.
With the exception of Mr. Sharbutt, each of the incumbent Directors is standing for re-election at the Annual Meeting. The Board has nominated each of the 12 Directors listed below for election at the Annual Meeting, all of whom were recommended for nomination to the Board by the Nominating Committee.
Each Director elected at the Annual Meeting will hold office until the 2024 Annual Meeting or until his or her successor is duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR each nominee listed below. If a nominee becomes unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board may recommend.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed below to serve as Director until the next Annual Meeting or until his or her successor is duly elected and qualified.

Required Vote
Our By-Laws require that each Director receive a majority of the votes properly cast with respect to such Director in uncontested elections (i.e., the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee). As the election of Directors at the Annual Meeting is uncontested, it requires a majority of the votes cast by, or on behalf of, the holders of Common Stock at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” a Director and have no effect on the election results.
If stockholders do not re-elect an incumbent nominee who is already a Director, Delaware law provides that the Director continue to serve on the Board as a “holdover director.” Under our By-Laws and Corporate Governance Guidelines, each Director must submit an irrevocable advance resignation that will be effective if the stockholders do not re-elect him or her and the Board accepts his or her resignation. In that situation, within 90 days from the date the election results are certified, the Nominating Committee will recommend to the Board whether to accept or reject the resignation, with the Board then taking action and promptly disclosing its decision and underlying rationale in a filing with the Securities and Exchange Commission (SEC).
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors
Relevant information about each Director nominee appears below.

Thomas A. Bartlett

Career
Mr. Bartlett is American Tower Corporation’s President and Chief Executive Officer. From April 2009 through March 2020, he served as Executive Vice President and Chief Financial Officer and assumed the role of Treasurer from February 2012 until December 2013 and again from July 2017 until August 2018. Prior to joining American Tower, Mr. Bartlett served as Senior Vice President and Corporate Controller with Verizon Communications. During his 25-year career with Verizon Communications and its predecessor companies and affiliates, he served in numerous operations and business development roles, including President and Chief Executive Officer of Bell Atlantic International Wireless from 1995 through 2000, where he was responsible for wireless activities in certain regions of North America, Latin America, Europe and Asia.

Qualifications
•Effective leadership and executive experience, including as our President and Chief Executive Officer
•Seasoned financial expert with operational, international and strategic experience with global large-cap companies
Other Public Company Boards
•Equinix, Inc. (April 2013–July 2021)
Other Positions
•Advisor, Rutgers Business School and Massachusetts Institute of Technology CEO Advisory Board
•Member, World Economic Forum’s Information and Communications Technologies (ICT) Board of Governors
•Executive Committee, National Association of Real Estate Investment Trusts (NAREIT)
•Member, Business Roundtable

President and CEO American Tower Corporation

Director Since May 2020

Age 64

Kelly C. Chambliss

Career
Ms. Chambliss currently serves as the Senior Vice President and Chief Operating Officer at IBM Consulting. Prior to this role, Ms. Chambliss was Senior Vice President of IBM Consulting, Americas and Strategic Sales. Ms. Chambliss has served in various other senior leadership roles at IBM since late 2002, including as the Chief Technology Officer for IBM Global Business Services (GBS) and as the Managing Partner for the Industrial and Distribution Markets in GBS within the United States. Ms. Chambliss joined IBM through the acquisition of PricewaterhouseCoopers (PwC) Consulting, where she was a partner.

Qualifications
•Extensive management, international and cybersecurity experience at a global large-cap company
•Prior public company board experience
•Knowledge of data center operations
Other Public Company Boards
•CoreSite Realty Corporation (CoreSite) (September 2016–December 2021)

Senior Vice President and Chief Operating Officer IBM Consulting

Director Since March 2022 •Compensation Committee (May 2022–present)

Age 52

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Teresa H. Clarke

Career
Since 2010, Ms. Clarke has served as Chair and CEO of Africa.com LLC, a media holding company with an extensive array of platforms that reach a global audience interested in African content and community. Prior to founding Africa.com, Ms. Clarke was a Managing Director in the investment banking division of Goldman Sachs & Co. for over 12 years, where she led corporate finance and merger & acquisition transactions for corporate clients in the industrials and real estate sectors (1989 to 1995 and 2004 to 2010, respectively). Ms. Clarke currently serves on the board of directors and audit committee of Arthur J. Gallagher, a global insurance brokerage with operations in 56 countries. She served on the board of Australian fintech firm, Change Financial, from 2016 to 2020, and as board chair, from 2018 to 2020. She served on the board of Cim Finance, a financial services company, from 2016 to 2020. She was appointed to President Obama’s Advisory Council on Doing Business in Africa from 2014 to 2016.

Qualifications
•Extensive international experience, particularly in-depth knowledge of Africa
•Financial expertise
•Operational, leadership and strategic expertise
•Strong management and public company board experience
Other Public Company Boards
•Arthur J. Gallagher & Co.
(July 2021–present)
Other Positions
•Member, Leadership Council of Women Corporate Directors (New York)
•Member, Council on Foreign Relations
•Member, Advisory Board of the Smithsonian National Museum of African Art

Chair and CEO Africa.com LLC

Director Since December 2021 •Audit Committee (December 2021–present)

Age 60

Raymond P. Dolan

Career
Mr. Dolan is the Chairman and CEO of Cohere Technologies, Inc., a wireless communications and solutions company. He previously served as the President and CEO of Sonus Networks, Inc., a supplier of voice, video and data infrastructure solutions for wireline and wireless telephone service providers, from October 2010 to December 2017. Prior to that, he served as CEO and Senior Vice President at QUALCOMM Flarion Technologies until January 2008. He was Chairman and CEO of Flarion Technologies, Inc., a provider of mobile broadband communications systems, from May 2000 until its acquisition by QUALCOMM in 2006. Before that, he served as Chief Operating Officer of NextWave Telecom and as Executive Vice President of marketing of Bell Atlantic/NYNEX Mobile.

Qualifications
•Extensive leadership experience in the wireless communications industry
•Experience with thought leaders engaged in furthering our strategic vision
•International, operational and strategic expertise
•Extensive institutional knowledge and effective leadership
Other Public Company Boards
•Sonus Networks, Inc.
(October 2010–December 2017)
Other Positions
•Member, National Security Telecommunications Advisory Committee

Chairman and CEO Cohere Technologies, Inc.

Director Since February 2003 •Compensation Committee (February 2003–May 2011; June 2016–present) •Nominating and Corporate Governance Committee (January 2004–June 2016; Chair, February 2005–May 2015)

Age 65

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Kenneth R. Frank

Career
Mr. Frank is a Partner at Banneker Partners, a private equity firm focused in the enterprise software sector. He served as CEO of Turning Technologies, an education technology company, from June 2019 to September 2021, and led other enterprise software and services companies, such as Kibo Software as CEO, from January 2016 to December 2018, and Aptean Software as COO, from October 2011 to December 2015. Prior to that, Mr. Frank held a series of leadership positions at Alcatel-Lucent, between February 2005 and October 2012, including Global President, Solutions and Marketing, member of the Executive Committee, CTO of Alcatel North America and President, Global Professional Services Division. Mr. Frank previously held positions at AT&T Bell Laboratories and BellSouth Telecommunications.

Qualifications
•Extensive executive, international and cybersecurity experience in the telecommunications and technology industries
•Sophisticated leadership skills and familiarity with various global regions, including Europe and Asia
•Venture capital knowledge and financial acumen
Other Public Company Boards
•None
Other Positions
•Member, Board of Councilors for the Marshall School of Business at the University of Southern California
•Director, Orbcomm, Inc.
•Director, Calero-MDSL

Partner Banneker Partners

Director Since January 2021 •Audit Committee (January 2021–present)

Age 55

Robert D. Hormats

Career
Mr. Hormats currently serves as an Advisor to Tiedemann Advisors and previously served as Managing Director from March 2020 to July 2022, following his five-year tenure as a member of Tiedemann’s Investment Advisory Committee. He served as Vice Chairman of Kissinger Associates, Inc., a strategic international consulting firm, from 2013 to 2019. From 2009 to 2013, he served as Under Secretary of State for Economic Growth, Energy and the Environment. Prior to that, he was Vice Chairman, Goldman Sachs (International) and a managing director of Goldman, Sachs & Co., which he joined in 1982. Mr. Hormats formerly served as Assistant Secretary of State for Economic and Business Affairs, Ambassador and Deputy U.S. Trade Representative, and Senior Deputy Assistant Secretary for Economic and Business Affairs. He also served as a senior staff member for International Economic Affairs on the National Security Council.

Qualifications
•Significant international experience in both the public and private sectors, including key business and trade positions with the U.S. Federal government
•Extensive knowledge of global capital markets
•Well-developed leadership skills and financial acumen
Other Public Company Boards
•None
Other Positions
•Member, Council on Foreign Relations
s

Advisor Tiedemann Advisors

Director Since October 2015 •Nominating and Corporate Governance Committee (February 2016–present; Chair since May 2021)

Age 79

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Grace D. Lieblein

Career
Ms. Lieblein most recently served as VP, Global Quality of General Motors Company (GM), a multinational corporation that designs, manufactures, markets and distributes vehicles, from November 2014 to December 2015. Ms. Lieblein joined GM in 1978 and held a variety of leadership positions at GM in engineering, supply chain management and international operations. Ms. Lieblein’s leadership positions have included serving as VP, Global Purchasing and Supply Chain from 2012 to 2014, GM Brazil President from 2011 to 2012, GM Mexico President from 2008 to 2011 and Vehicle Chief Engineer from 2004 to 2008.

Qualifications
•Extensive management experience with global large-cap companies, including in Latin America
•Experience working with industry leaders to help further our innovation initiatives
•Financial expertise
•Strong board experience
Other Public Company Boards
•Southwest Airlines Co.
(January 2016–May 2022)
•Honeywell International, Inc. (December 2012–present)
Other Positions
•Director, Cox Enterprises Inc.

Former Vice President, Global Quality General Motors Company

Director Since June 2017 •Audit Committee (June 2017–May 2021) •Compensation Committee (May 2021–present)

Age 62

Craig Macnab

Career
Mr. Macnab served as CEO of National Retail Properties, Inc., a publicly traded real estate investment trust (REIT), from February 2004, and as that company’s Chairman of the board from February 2008 until April 2017. Prior to joining National Retail Properties, Mr. Macnab was the CEO, President and a director of JDN Realty Corporation, also a publicly traded REIT, from April 2000 through March 2003.

Qualifications
•Extensive management experience with publicly traded REITs and global large-cap companies
•Financial expertise
•Experience as a director of other public companies
Other Public Company Boards
•VICI Properties, Inc.
(October 2017–present)
•Forest City Realty Trust, Inc.
(June 2017–May 2018)
•National Retail Properties, Inc.
(February 2008–April 2017)
Other Positions
•Trustee, Cadillac Fairview Corporation Limited, a private company and a wholly owned subsidiary of the Ontario Teachers’ Pension Plan (September 2011–December 2022)

Former CEO National Retail Properties, Inc.

Director Since December 2014 •Compensation Committee (May 2018–present; Chair since May 2019) •Audit Committee (December 2014–December 2019)

Age 67

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

JoAnn A. Reed

Career
Before becoming a healthcare services consultant, Ms. Reed served as CFO and SVP of Finance at Medco Health Solutions, a leading pharmacy benefit manager. After joining Medco in 1988, she spent 20 years with the company, serving in finance and accounting roles of increasing responsibility. She was appointed SVP of Finance in 1992 and CFO in 1996. Prior to joining Medco, Ms. Reed held finance roles at Aetna/ American Re-Insurance Co., CBS Inc., Standard and Poor’s Corp. and Unisys/ Timeplex Inc.

Qualifications
•Financial and accounting expertise
•Extensive board experience
•More than 25 years of leadership experience with multinational companies in financial, strategic and business development initiatives
Other Public Company Boards
•Waters Corporation
(May 2006–May 2021)
•Mallinckrodt plc
(June 2013–June 2022)

Healthcare consultant and former SVP, Finance and CFO Medco Health Solutions, Inc.

Director Since May 2007 •Audit Committee (November 2007–present; Chair since May 2015)

Age 67

Pamela D. A. Reeve

Career
Ms. Reeve is the Chairperson of American Tower Corporation and has served in that role since 2020. Prior to that, she was the Company’s Lead Director. Ms. Reeve is very active in her local Boston-area community, advocating for causes that support the advancement of women and technology innovation. A retired business executive, she previously served as the President and CEO of Lightbridge, Inc., a public company and global provider of mobile business solutions to the wireless communications industry, from November 1989 to August 2004. Prior to joining Lightbridge in 1989, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc.

Qualifications
•Operational, strategic and corporate governance expertise, particularly in the communications and technology industries
•Financial expertise
•Extensive institutional knowledge and effective leadership as former Lead Director and now Chairperson
Other Public Company Boards
•Frontier Communications Corporation (October 2010–April 2021; Chairperson April 2016–April 2021)
•Sonus Networks, Inc. (August 2013–May 2017)
Other Positions
•Chair of the Board, The Commonwealth Institute (June 2004–present)

Former President and CEO Lightbridge, Inc.

Director Since March 2002
•Chairperson
(May 2020–present)
•Lead Director
(May 2004–May 2020)
•Nominating and Corporate Governance Committee
(May 2009–present; August 2002–February 2005)
•Compensation Committee (April 2004–June 2016; Chair, April 2004–May 2009)
•Audit Committee (August 2002–July 2007)

Age 73

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Proposal 1 Election of Directors

Bruce L. Tanner

Career
Mr. Tanner served as the EVP and CFO of Lockheed Martin Corporation from September 2007 until February 2019. Mr. Tanner joined Lockheed Martin Corporation in 1982 and, prior to being appointed CFO, held a variety of leadership positions in finance, including as VP of Finance and Business Operations, Lockheed Martin Aeronautics, from April 2006 to September 2007, and Vice President of Finance and Business Operations, Lockheed Martin Electronic Systems, from May 2002 to March 2006.

Qualifications
•Extensive executive and cybersecurity experience with a global large-cap company
•Financial expertise
•Strategic, operational and advisory roles in complex financial transactions
Other Public Company Boards
•Truist Financial Corporation (November 2015–present)

Former EVP and CFO Lockheed Martin Corporation

Director Since September 2019 •Audit Committee (December 2019–present)

Age 64

Samme L. Thompson

Career
A business executive with more than 35 years of management experience, Mr. Thompson has served as President of Telit Associates, Inc., a financial and strategic advisory firm, since 2002. From 1999 to 2002, he served as SVP and Director of Strategy and Corporate Development for Motorola, Inc. Mr. Thompson also served as Director of Strategic Planning and Development with AT&T Information Systems, as an SVP with Kidder, Peabody & Co., and as a strategy consultant with McKinsey & Company.

Qualifications
•Significant strategic and global advisory experience
•Comprehensive board experience with companies in the wireless communications industry
•Strong leadership skills, including managing business operations
Other Public Company Boards
•Spok Holdings, Inc. (November 2004–July 2020)
Other Positions
•Trustee, University of Chicago, Marine Biological Laboratory

President Telit Associates, Inc.

Director Since August 2005 (served as director of SpectraSite, Inc. from June 2004 until our acquisition of it in August 2005)
•Nominating and Corporate Governance Committee (May 2019–present)
•Compensation Committee (May 2006–May 2019, Chair, May 2009–May 2019)

Age 77

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance
Corporate Governance
Our Board is committed to strong corporate governance practices and dedicated to ensuring American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this role, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
To promote full compliance with all applicable corporate governance standards and remain aligned with best practices, the Board has adopted corporate governance principles and procedures, which it reviews annually and amends as necessary. We also continually review guidance and interpretations provided by the SEC and the New York Stock Exchange (NYSE). Furthermore, we engage in meaningful discussions with our stockholders regarding governance issues and potential improvements.
You can access the charters for (i) each of our current committees, (ii) our Corporate Governance Guidelines and (iii) our By-Laws in the “Investor Relations – Corporate Governance” section of our website, www.americantower.com, and (iv) our Code of Conduct in the “Sustainability—Governance” section of our website. You may also request that these documents be mailed to you by writing to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations. Each committee charter, our Corporate Governance Guidelines and our Code of Conduct are reviewed annually.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance
Key Corporate Governance Best Practices

Independence
■All Directors Except One Management Director are Independent
■Independent Chairperson
■Only Independent Directors Serve on Board’s Standing Committees
■Independent Directors Meet Without Management Present

Stockholder Rights
■One Vote per Share of Common Stock
■Regular Stockholder Engagement
■Proxy Access (3%, 3 years, 25% of Board)
■Stockholder Ability to Call Special Meetings (25% Ownership Threshold)
■Stockholders’ Right to Act by Written Consent
■No Stockholder Rights Plans
■No Supermajority Voting Provisions

Compensation Oversight
■Stock Ownership Requirements for Directors and Executives
■Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions
■Clawback Provisions
■Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control
■Annual Compensation Policies Risk Assessment Review
■Approval Policy for Related Party Transactions
■Independent Compensation Consultant
■Annual Review of CEO Performance, Overseen by Our Independent Chairperson
■Annual Advisory Vote on Executive Compensation

Ethics and Disclosure	■Code of Conduct ■Vendor Code of Conduct ■Corporate Governance Guidelines ■Global Human Rights Statement ■Disclosure Committee for Financial Reporting ■Ethics Committee
Board Practices
■Annual Election of All Directors
■Majority Voting for Directors
■Periodic Review of Board Composition and Succession Planning
■Onboarding Program for New Directors
■Continuing Education Programs for Directors
■Policy Against Director “Over-boarding”
■Review of Strategy
■Oversight of Risk Management and ESG
■Annual Review of Board and Committees
■Use of Outside Experts to Assist With Board Oversight

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board of Directors
Our Board is committed to highly effective corporate governance that is responsive to stockholders, ensuring the Company delivers on its strategic objectives.
BOARD LEADERSHIP STRUCTURE
The Board believes its leadership structure should reflect what is optimal for the business in its current state, and the Nominating Committee has determined it appropriate to separate the roles of Chairperson and CEO and retains authority to combine the roles in the future, if it believes doing so would be in the best interest of the Company.
Although the Board has no policy requiring the separation of the roles of Chairperson and CEO, our Corporate Governance Guidelines require us to have either an independent Director as Chairperson or, if the roles of Chairperson and CEO are held by the same person, an independent Lead Director. The Board believes this current structure of separating the roles of Chairperson and CEO allows our CEO to focus his time and energy on reviewing the strategic direction of the Company, managing daily operations, engaging with stockholders, building our culture, and promoting employee engagement. The Board also believes this leadership structure, coupled with independent Directors serving as Chairs of each of our three standing Board committees, enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling the Board's risk oversight responsibility.
The Board is currently led by our Chairperson, Pamela D. A. Reeve, who was appointed as a Director in March 2002. Ms. Reeve was named Lead Director in May 2004 and Chairperson in May 2020. During her tenure on the Board, Ms. Reeve has served on all three standing committees and provided extensive guidance to the Board and senior management. The Nominating Committee annually determines the appointment of the Chairperson and believes that Ms. Reeve is best suited for this role. The Board has continued to benefit from her invaluable business knowledge and leadership as Chairperson.
The Chairperson’s duties include:
•Calling and chairing Board meetings, including the Board’s executive sessions of independent Directors;
•Approving agendas, materials and schedules for upcoming Board meetings, in consultation with the CEO and other independent Directors;
•Meeting frequently with the CEO and senior management to advise and assist on strategic, business, financial and governance matters; and
•Preparing and conducting, together with the Chair of the Compensation Committee, the annual performance review of the CEO.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
SELECTION OF DIRECTORS AND BOARD REFRESHMENT

To maintain sustained Company growth, it is important we continue to have a Board with the requisite competencies to provide sound stewardship. We are committed to ensuring our Board is composed of Directors who bring a wealth of leadership experience, diverse viewpoints, knowledge and skills that benefit our Company and stockholders. The Nominating Committee reviews the characteristics, skills, background and experience of the Board as a whole, and of its individual members, on an ongoing basis to assess those traits against the needs identified to benefit the Company, its management and its stockholders.
Our Board consists of Directors with a diverse range of tenures. Long-serving Directors provide important institutional knowledge and experience, while newer Directors bring fresh perspectives. The Board, including the Nominating Committee, believes that periodic Board refreshment is necessary to optimize the Board’s effectiveness. In March 2022, Kelly C. Chambliss was appointed to our Board. Ms. Chambliss brings unique knowledge and experience to the Board, which complement the Company's long-term strategy, as we continue to expand our geographical footprint, as well as our data center operations. Additionally, in early 2023, David E. Sharbutt, having served as a Director since 2006, notified the Corporate Secretary of the Company of his decision to not stand for re-election at the Annual Meeting. The Nominating Committee strives to maintain a Board with the knowledge and skills necessary to effectively oversee a global company.

5 New Independent Directors Added Since 2017
4
with gender and/or ethnic or racial diversity
2
current or former CEOs
1
former CFO
3
with cybersecurity experience

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board Succession Planning

1	BOARD COMPOSITION REVIEW	The Nominating Committee reviews quarterly the size and composition of the Board using a rigorous matrix of identified skills, experience and other criteria relevant to a global, publicly traded company in the digital infrastructure space.
▼

2	ASSESSMENT OF DIRECTOR CANDIDATES’ SKILLS AND QUALIFICATIONS	As described in our Corporate Governance Guidelines, the Nominating Committee assesses Director candidates based on specific criteria, as outlined under “Director Skills and Qualifications Criteria” on page 24. Although the Nominating Committee does not assign specific numeric weights to these skills in its assessments, any Director candidate is expected to possess substantive knowledge or experience in several of the areas specified in the criteria.
▼

3	EVALUATION OF INDEPENDENT CONSULTANT’S FEEDBACK
Our Board believes it is important to review its effectiveness and that of its standing committees annually and, accordingly, engages with an outside independent consultant to conduct that evaluation and provide critical feedback. The feedback generated from this process assists the Board, and particularly the Nominating Committee, in determining the composition and skill set required for our Board to function effectively and oversee management’s implementation of the Company’s strategic goals and priorities.

▼

4	BOARD RECOMMENDATIONS	In considering candidates for the Board’s slate of recommended Director nominees, the Nominating Committee recommends individuals it believes can best enhance the success of the business and represent stockholder interests through the exercise of sound judgment in light of the full Board’s experience. The Nominating Committee considers diversity to be a key criterion in searching for new Director candidates. To identify and evaluate Director candidates, the Nominating Committee requests recommendations from Board members and others, reviews and discusses biographical information and background material relating to potential candidates and, along with other Board members, interviews selected potential candidates. In addition, the Nominating Committee is committed to considering all candidates proposed by stockholders in accordance with the By-Laws, if appropriate biographical and background material is provided, applying the same criteria and following substantially the same process as it does in considering other candidates. The Nominating Committee may then choose to present such candidates to the Board for consideration.
▼

5	SELECTION OF CANDIDATE
Upon selection, a candidate is interviewed by certain Board members and an analysis is prepared to further assess the suitability of the candidate to address the Board’s needs. If the candidate is selected for recommendation to the Board, a review of his or her independence and potential conflicts is conducted.

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA
As demonstrated in the Directors’ biographies beginning on page 13 and the “Board Diversity” section of the Proxy Summary, the Nominating Committee may consider principles of diversity, including diversity categories such as gender, race, ethnicity, national origin, age, sexual orientation and gender identity, and also diversity in viewpoints and skills. The Nominating Committee actively seeks out qualified women, persons of color and other individuals from minority groups to include in the pool from which new candidates are selected, as well as candidates with experience and skills that would complement the Board’s overall makeup.
The Nominating Committee incorporates this broad view of diversity into its nomination process and seeks to maintain a Board that is strong in its collective knowledge and has a diversity of skills, abilities, perspectives and experience. The Nominating Committee evaluates each Director candidate in the context of the Board as a whole, based on the following criteria:

Key Objectives and Governance	Director Skills/Qualifications
Scale the Core: Advance the Company’s position as a premiere global leader in the digital infrastructure industry	Experience as a senior leader in a large-scale company, including in digital infrastructure and/or relevant industries, with a sustained track record of managing a growth business, while delivering margin expansion.
Be the Most Trusted, Strategic Partner for Our Customers: Understand customers’ needs and provide a value proposition that enhances their operational performance	Experience with, and access to, the highest-level decision-makers and thought leaders in the U.S. and international governments and key non-government organizations.
Accelerate Platform Extensions: Further develop and execute on the Company’s strategies for platform expansion initiatives	Direct experience in managing the successful, innovative transition of a business or similar enterprise, or direct involvement in major technology/research and development initiatives, in digital infrastructure and/or other relevant industries.
Position the Teams for the Future: Further develop our global talent to best position the Company for the future	Experience in developing and leading large global teams, including empowering talent to lead as industries and technologies evolve.
Grow and Maintain a Healthy Cultural Foundation: Continue to build a healthy cultural foundation	Experience as a senior executive operationally responsible for human resources, DEI and/or corporate social responsibility functions at a large-scale company (preferably with significant global exposure).
Financial Literacy	Very senior level and recent experience as a public company CEO or CFO, public or private investor/investment manager, public accounting professional or investment/commercial banker.
Experience in Other Boards or Management	Service in other listed public company boards, either currently or within the past five years. Experience with risk management, cybersecurity or climate policy to identify, manage and mitigate risks, including strategic, regulatory, compliance, operational and financial risks.
Diversity	Diversity of gender, race, ethnicity, national origin, age, sexual orientation and gender identity, and also diversity in viewpoints and skills.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
DIRECTOR INDEPENDENCE
The NYSE rules effectively create a two-step process for determining whether a Director qualifies as “independent.” First, a Director must satisfy the bright-line standards for independence established by the NYSE. Second, the Board must affirmatively determine that the Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.
As set forth in our Corporate Governance Guidelines, the Board has established guidelines to help it determine whether a Director has a material relationship with the Company. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:
•is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, us for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;
•is an executive officer of another company that is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company at which he or she serves as an executive officer;
•is a director of another company that does business with us, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of our Board with respect to such other company; or
•serves as an executive officer of any charitable organization, unless our charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues.
In addition, ownership of a significant amount of our Common Stock, by itself, does not constitute a material relationship.
For relationships not covered by these guidelines, the other independent Directors will determine whether a material relationship exists, based upon the recommendation of the Nominating Committee. No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers. The Board has determined that each of American Tower’s non-management Directors, based on his or her compliance with the Board’s established guidelines, has no material relationship with the Company and is “independent” under Section 303A.02 of the NYSE listing standards. In making its assessment, the Board determined that each of Messrs. Dolan, Frank, Hormats, Macnab and Sharbutt and Mses. Chambliss, Clarke and Reed had no relationship with the Company, other than being a Director or stockholder. With respect to Messrs. Tanner and Thompson and Mses. Lieblein and Reeve, the Board determined that any relationships with the Company were immaterial.
Specifically, the Board considered that each of Messrs. Tanner and Thompson and Mses. Lieblein and Reeve served as a director or executive officer of a company that conducts business with us, as follows: Mr. Tanner served as Chief Financial Officer of Lockheed Martin Corporation until February 2019; Mr. Thompson served as a director of Spok Holdings, Inc. until July 2020; Ms. Lieblein served as a director of Southwest Airlines Co. until May 2022; and Ms. Reeve served as a director and chair of Frontier Communications Corporation until April 2021. In each case, the Board determined that this service was in accordance with the NYSE listing standards and our Corporate Governance Guidelines in that none of these Directors beneficially owns five percent (5%) or more of the outstanding capital stock of the applicable company, each recuses himself or herself from any deliberations of the Board with respect to the applicable company and, in each case, payments made to, or received from, each applicable company were less than $1 million or two percent (2%) of both the Company’s or the applicable company’s revenue in the 2022 fiscal year.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
ANNUAL EVALUATION
To identify areas that are effective and areas for improvement, our Board, with oversight by the Nominating Committee, conducts annual evaluations of its performance and that of each of its three standing committees. The Board recognizes that a robust and constructive evaluation process is essential to good governance and effectiveness. The table below summarizes the process followed in 2022. We expect to conduct a similar Board and committee self-evaluation process in 2023.

1	Identification of Third-Party Consultant: Information Gathering
The Nominating Committee hired an independent consultant to conduct the Director self-evaluation process. The consultant used a variety of evaluation formats, including:
•interviews and discussion sessions with individual Directors, standing committees, the full Board and members of senior management who interact with the Board; and
•surveys of each Board member to facilitate an objective, independent assessment of the effectiveness of the Board and applicable committees.
This process was intended to encourage candid feedback from Directors regarding the actions of the Board and its standing committees. Information gathered included Board and committee effectiveness and performance, agenda topics, materials, tenure, skills, leadership and strategy. Board members were also invited to discuss the performance of the Chairperson.

▼

2	Review and Assessment: Report to Nominating Committee and Board
The independent consultant:
•aggregated the results of its observations, interviews, feedback and surveys regarding Director performance, Board dynamics and effectiveness of the Board and its committees; and
•presented the findings to our Nominating Committee and full Board.
The data identified any themes or issues that had emerged and included suggestions for areas of improvement for each committee and the Board and an action plan for implementing suggested changes. The full Board reviewed the results of the consultant’s assessment and each committee reviewed its results.

▼

3	Action by the Nominating Committee
The Nominating Committee:
•used these results to review and assess the Board’s and each committee’s composition and required skill sets, responsibilities, structure, processes and effectiveness; and
•assessed the responsive actions to be taken to address areas of improvement in the performance of the Board and each of its committees. This included succession planning and an assessment as to the need for specific skills, experience and perspectives, which would benefit the Board in the future. The findings were compared against the strategic objectives of the Company and the skills matrix to address future needs of the business.

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
BOARD MEETINGS

Our Board is committed to strong corporate governance practices and dedicated to ensuring American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this goal, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
During the 2022 fiscal year, our Board held four regular meetings and four special meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served. All of our Director nominees serving on the Board as of the date of our 2022 Annual Meeting of Stockholders attended the meeting. Ms. Chambliss was appointed to the Board and to the Compensation Committee in March and May of 2022, respectively, and attended meetings thereafter. We encourage, but do not require, our Directors to attend each Annual Meeting of Stockholders.
In determining whether to recommend a Director for re-election, the Nominating Committee considers the Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board and its standing committees.

The American Tower Board: By the Numbers in 2022 4 Regular meetings held by the Board 4 Special meetings held by the Board
At least 75%
of meetings attended by each current Director
100%
of the Directors attended the Annual Meeting of Stockholders

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
BOARD COMMITTEES
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Only independent Directors serve on the standing committees.

Audit Committee

MEETINGS IN 2022: 8	MEMBERS:
	JoAnn A. Reed (CHAIR) Teresa H. Clarke	Kenneth R. Frank Bruce L. Tanner

Key Responsibilities:
•Oversees management’s financial reporting processes.
•Meets with our independent registered public accounting firm, outside the presence of management, to discuss our financial reporting, including internal accounting controls and policies and procedures.
•Approves all fees related to audit and non-audit services provided by the independent public accounting firm.
•Has the sole authority to select, retain, terminate and determine the compensation of our independent registered public accounting firm.
•Oversees our systems of internal accounting and financial controls.
•Reviews the global internal audit plan, including the annual fraud risk assessment.
•Reviews the annual independent audit of our financial statements.
•Reviews our financial disclosures.
•Reviews and implements our Code of Conduct in conjunction with, and with oversight from, the Ethics Committee.
•Oversees the establishment and implementation of “whistle-blowing” procedures.
•Oversees risk, litigation, cybersecurity and other compliance matters.

Each member of the Audit Committee is an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under NYSE rules. In addition, each member is “independent” under the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). No Audit Committee member serves on the audit committee of more than two other public companies.
The Audit Committee’s meetings in 2022 were designed to facilitate and encourage communication among the members of the Audit Committee, management, our internal auditors and our independent registered public accounting firm, Deloitte. Prior to each earnings release, the Audit Committee met with management and our auditors to review the financial results.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors

Compensation Committee

MEETINGS IN 2022: 5	MEMBERS:
	Craig Macnab (CHAIR) Kelly C. Chambliss(1)	Raymond P. Dolan Grace D. Lieblein

Key Responsibilities:
•Leads the Board in establishing compensation policies for our executive officers and the Board, including approving employment agreements or arrangements, if any, with executive officers.
•Reviews and approves individual and overall corporate goals and objectives related to executive compensation; evaluates executive performance in light of those goals and objectives; and determines executive compensation levels based on this evaluation, including as it relates to our CEO.
•Regularly assesses our compensation plans to determine whether any elements create an inappropriate level of risk.
•Administers our equity incentive plans, approving any proposed amendments or modifications.
•Reviews our compensation programs.
•Oversees our stock ownership guidelines.
•Receives reports from management on human capital management programs and practices.
•Regularly reviews executive compensation market trends, recommending changes to programs or processes accordingly.
•Reviews Compensation Committee reports, Pay versus performance and CEO pay ratio for inclusion in appropriate regulatory filings, and results of annual advisory say-on-pay vote.
•May form and delegate authority to subcommittees, consisting of one or more Compensation Committee members, when appropriate.

(1)Ms. Chambliss was appointed to the Compensation Committee in May 2022 and attended meetings thereafter.
For more information on the Compensation Committee’s role and our processes and procedures for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 51.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors

Nominating and Corporate Governance Committee

MEETINGS IN 2022: 4	MEMBERS:
	Robert D. Hormats (CHAIR) Pamela D. A. Reeve	David E. Sharbutt(1) Samme L. Thompson

Key Responsibilities:
•Identifies and recommends individuals to serve on the Board and its committees.
•Develops and makes recommendations with respect to our Corporate Governance Guidelines, including the appropriate size, composition and responsibilities of the Board and its committees.
•Reviews corporate governance best practices and market trends.
•Reviews and approves or ratifies any related party transactions.
•Reviews any contemplated outside directorships of current Board members.
•Establishes performance criteria for the annual evaluation of the Board and its committees, and oversees the annual self-evaluation by Board members.
•Responds to stockholder requests and inquiries.
•Reviews and recommends Director training initiatives, and reviews Director onboarding program.
•Oversees and reviews the Company’s ESG programs and corporate responsibility policies, including environmental initiatives, human capital management, the development and diversity of its workforce and sustainability reporting.
•Advises the Board with respect to Board committee charters, composition and protocol, including the current Board structure.

(1)Mr. Sharbutt is not standing for re-election, but will continue to serve on the Nominating and Corporate Governance Committee through the date of the Annual Meeting.
EXECUTIVE SESSIONS
The independent Directors periodically meet in executive sessions, which periodically include our CEO and/or other members of senior management with expertise relevant to the matter being discussed at such executive sessions. An executive session is typically scheduled immediately after each regular Board or committee meeting. The Chairperson presides at such sessions, and in her absence, the Board can designate the Chair of the Nominating Committee or, alternatively, the Chair of the Board committee relevant to the matter being discussed to preside. Upon reasonable notice to the other independent Directors, any independent Director may call for an executive session, with or without the presence of the Chairperson, if he or she deems it necessary or appropriate.
DIRECTOR ONBOARDING AND CONTINUING EDUCATION
To familiarize new Directors with American Tower’s business, strategies and policies, and to assist new Directors in developing Company and industry knowledge to optimize their service on the Board, we conduct a robust orientation program, which includes, among other things, a presentation on our business and wireless infrastructure sector, each of our regional markets, our capital structure, Board and committee responsibilities, corporate responsibility (including the American Tower Foundation (the Foundation)), ethics standards, legal and risk management, Corporate Governance Guidelines and Company policies, and securities trading and reporting. Because we believe our Directors should be continually educated regarding
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
corporate governance processes and practices, our business and our industry, we periodically conduct Board education sessions, often using external experts. For example, in 2022, the Board attended education sessions on regulatory updates related to sustainability and cybersecurity, as well as risk scenario planning exercises and technology landscape discussions. The Nominating Committee annually reviews the current year’s Director training initiatives to determine programs for the upcoming year. Additionally, we encourage each independent Director to attend, annually and at the Company’s expense, at least one board education course offered by either an academic institution or a professional service organization.
DIRECTOR COMPENSATION
As of December 31, 2022, our standard compensatory arrangement with our non-management Directors included the following:

Director Compensation Element		Payment	BOARD SERVICE MIX OF COMPENSATION
Board Service
Annual Retainer		$100,000
Additional Annual Payment to Chairperson		$125,000
Committee Service	Chair	Member
Audit Committee	$25,000	$15,000
Compensation Committee	$15,000	$15,000
Nominating Committee	$10,000	$10,000

(1)The Average Cash Compensation excludes $125,000 paid to the Chairperson of the Board.
On March 10, 2022, based on their performance in the prior year and expected future contributions to the Company, we granted each of the non-management Directors 881 RSUs, which will fully vest and settle in shares of Common Stock on the one-year anniversary of the grant date.
The following table provides information regarding the compensation of each non-management Director who served on our Board during the year ended December 31, 2022. Information regarding the compensation of Mr. Bartlett may be found under “Executive Compensation Tables” beginning on page 72.
DIRECTOR COMPENSATION FOR 2022

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Total($) (h)
Kelly C. Chambliss(3)	$82,500	$—	$82,500
Teresa H. Clarke	$115,000	$205,097	$320,097
Raymond P. Dolan	$115,000	$205,097	$320,097
Kenneth R. Frank	$115,000	$205,097	$320,097
Robert D. Hormats	$120,000	$205,097	$325,097
Grace D. Lieblein	$115,000	$205,097	$320,097
Craig Macnab	$130,000	$205,097	$335,097
JoAnn A. Reed	$140,000	$205,097	$345,097
Pamela D. A. Reeve	$235,000	$205,097	$440,097
David E. Sharbutt	$110,000	$205,097	$315,097
Bruce L. Tanner	$115,000	$205,097	$320,097
Samme L. Thompson	$110,000	$205,097	$315,097
(1)The amount in column (c) reflects the aggregate grant date fair value of awards granted for the fiscal year ended December 31, 2022. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU awards by $232.80, the closing market price of shares of our Common Stock on the grant date, March 10, 2022.
(2)No stock option awards were granted during the fiscal year ended December 31, 2022. As of December 31, 2022, each non-management Director who served on our Board during 2022 held the following shares of Common Stock underlying the RSU awards and outstanding options to purchase Common Stock. As of December 31, 2022, all of the following options were fully vested and exercisable.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

Name	Number of Unvested Shares Underlying RSU Award (#)	Market Value of Unvested Shares Underlying Unvested RSUs ($)(i)	RSU Grant Date	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date
Teresa H. Clarke	881	$186,649	3/10/2022
Raymond P. Dolan				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$186,649	3/10/2022
Kenneth R. Frank	881	$186,649	3/10/2022
Robert D. Hormats	881	$186,649	3/10/2022
Grace D. Lieblein	881	$186,649	3/10/2022
Craig Macnab	881	$186,649	3/10/2022
JoAnn A. Reed				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$186,649	3/10/2022
Pamela D. A. Reeve				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$186,649	3/10/2022
David E. Sharbutt				454	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$186,649	3/10/2022
Bruce L. Tanner	881	$186,649	3/10/2022
Samme L. Thompson				3,239	$76.90	3/11/2013
				5,054	$81.18	3/10/2014
				4,971	$94.57	3/10/2015
	881	$186,649	3/10/2022
(i)The value of the unvested shares of Common Stock underlying the RSU award was calculated by multiplying the number of unvested shares of Common Stock by $211.86, the closing market price of shares of our Common Stock on December 30, 2022.
(3)Ms. Chambliss joined the Board in March 2022 and the Compensation Committee in May 2022 and received compensation for meetings thereafter, and did not receive a stock award in 2022.
Risk Oversight
The Board oversees the management of the Company’s risk exposure through the framework outlined below. Our standing committees, which are made up solely of independent Directors, most of whom have extensive experience in providing strategic and advisory guidance and assessments to other public companies, assist the Board in evaluating the specific risks the Company faces in the areas of finance, compensation and governance, as outlined below, as well as our policies for risk management and assessment. At each regularly scheduled Board meeting, each committee’s Chairperson reports on, among other things, any identified risks associated with that committee’s principal areas of focus.
The Board’s role in risk oversight complements our leadership structure, with senior management responsible for assessing, managing and mitigating our risk exposure and the Board and its committees overseeing those efforts. We believe this is an effective approach to addressing the risks we face and supports our current Board leadership structure. It allows our independent Directors to review our risks and our risk management and assessment policies through fully independent Board committees, with ultimate oversight by the full Board.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

BOARD OF DIRECTORS

•Reviews the Company’s most significant risks and ensures management responds appropriately with risk-informed strategic decisions.
•Monitors risk exposure to ensure it is in line with the Company’s overall tolerance for, and ability to manage, risk.
•The Chairperson discusses management’s assessment of risks in executive sessions and determines whether further review or action by the full Board or a particular committee would be appropriate.

COMMITTEES

THE AUDIT COMMITTEE	THE COMPENSATION COMMITTEE	THE NOMINATING COMMITTEE

•Has primary responsibility for reviewing financial risk for the Company.
•Considers material litigation instituted against the Company and reviews cybersecurity issues and the resolution of issues raised through our Ethics Committee process.
•Identifies and assesses audit, accounting, cybersecurity, financial reporting, compliance and legal risks, and oversees the methodologies that management implements to address those risks.

•Reviews and balances risk in our compensation practices, programs and policies.
•Regularly assesses, with its independent compensation consultant and management, the Company’s compensation programs to determine if any elements of these plans create an inappropriate level of risk and to evaluate management’s methods to mitigate any potential risks.
•Oversees risks related to human capital management, including employee training and development, recruitment and engagement.

•Oversees the management of risks associated with Board and committee composition, including the current Directors’ skill sets and the Company’s anticipated future needs.
•Oversees risks associated with the Company’s corporate governance structure and related party transactions.
•Oversees risks related to the Company’s ESG programs and corporate responsibility policies, including environmental initiatives, workforce diversity and sustainability reporting.

MANAGEMENT

•Conducts a comprehensive, annual enterprise risk assessment to identify the most significant existing and emerging risks to the successful achievement of the Company’s strategic and operational goals, along with the procedures and initiatives in place to address those risks.
•Presents results of assessment to the Board for discussion, thereby enabling the Board to successfully oversee the Company’s risk management activities.
•Provides quarterly updates to the Board concerning any strategic, operational and emerging risks, including risks related to cybersecurity and climate change, to the Company’s ability to achieve its business goals and initiatives for each geographic area and functional group, along with updates to the mitigation activities underway to address those risks.

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Stockholder Outreach and Rights
Stockholder Outreach and Rights
We believe regular, transparent stockholder engagement is essential to American Tower’s long-term success. In 2022, we continued our practice of engaging with stockholders to understand their perspectives on performance and strategy, corporate governance, executive compensation, sustainability and other matters.

We presented at financial and industry conferences.	We met with financial and governance analysts and investment firms.	We met with institutional stockholders.	We responded to stockholder inquiries.

Scheduled meetings in 2022 with stockholders

Regular engagement with stockholders on a broad range of topics
2022 Discussion Topics included: •Performance and Strategy •DEI •Human Capital Management •Decarbonization Initiatives •Board Tenure and Refreshment	•Executive Compensation •Strategic Acquisitions •Political Spending and Lobbying •Balance Sheet Management •Capital Allocation Priorities

Report to Board of Directors
Senior management regularly updates each committee of the Board on relevant topics, highlighting items discussed and feedback received during stockholder outreach campaigns, as well as the outcome of the advisory vote results on executive compensation.

RESPONSE TO INVESTOR OUTREACH

In response to communications with our investors, our Board and management team has taken action, implementing the following recent changes:
•Incorporated ESG performance metrics into the executive officers’ annual incentive plan
•Amended our Corporate Governance Guidelines to expand diversity categories
•Adopted SBTs, as approved by the SBTi

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Communications From Stockholders and Other Interested Parties

Our By-Laws permit a group of up to 20 stockholders, who have owned at least three percent (3%) of American Tower stock continuously for at least three (3) years, the ability to submit Director nominees—up to twenty-five percent (25%) of the Board—for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

PROXY ACCESS

Holders of at least 3% of AMT stock held by up to 20 stockholders	Holding the stock continuously for at least 3 years	Can nominate up to 25% of the Board for election at an annual meeting of stockholders

In addition, we provide our stockholders with the right to call a special meeting and act by written consent, the terms of which reflect the mainstream of current market practice.
Communications From Stockholders and Other Interested Parties
The Board attends to written communications submitted by stockholders and other interested parties and will respond when appropriate. The Board has designated the Nominating Committee to consider, and determine responses to, communications from stockholders and other interested parties. If you wish to send communications on any topic to the Board and its non-management Directors, address your communications to: Robert D. Hormats, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Stockholders proposing Director nominations or any other business for consideration at a meeting of stockholders must comply with the proxy access provisions or the advance notice and related provisions in our By-Laws, as applicable.

MONITORING OF COMMUNICATIONS FROM STOCKHOLDERS		FORWARDING OF COMMUNICATIONS TO DIRECTORS		RESPONSE TO STOCKHOLDERS
Under most circumstances, the Chairperson of the Nominating Committee is, with the assistance of our General Counsel, primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other Directors, as he or she considers appropriate.
▶
Communications that relate to substantive matters and include suggestions or comments the Chairperson of the Nominating Committee considers to be important for the Directors to consider will be forwarded to all Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than are communications relating to ordinary business affairs or matters that are personal or otherwise not relevant to the Company, including mass mailings and repetitive or duplicative communications.
▶
Responses are made to stockholders by the most suited person, including a Director or member of senior management. We use the feedback received from stockholders to improve our corporate governance, sustainability and disclosure practices. In addition, we have made numerous changes to executive compensation to align compensation to long-term stockholder value, improve transparency and implement stock ownership guidelines for all executives.

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower
Sustainability at American Tower
At American Tower, we are helping to build a more connected world, while creating value for each of our stakeholders. We recognize our responsibility to invest in our employees, work fairly with suppliers and customers, and support the communities surrounding our communications infrastructure assets.

AMERICAN TOWER’S SUSTAINABILITY PROGRAM
Our business model is inherently green, given the reduced footprint that comes with shared infrastructure, but our sustainability program goes beyond reducing our impact on the environment—it involves respect for people, actions to promote social equity, business ethics and continuous improvement of business performance. Our goal is to promote the highest recognized and accepted standards of environmental performance, social responsibility and corporate governance across our global operations, while maintaining a strong commitment to supporting the communities in which we operate. Our sustainability program consists of three pillars: environment, social and governance, each of which supports our vision to build a more connected world.

ENVIRONMENT: GHG EMISSIONS REDUCTION PROGRESS AND ADOPTION OF SBTs

At American Tower, we recognize our responsibility to contribute to the global mitigation of climate change and, as such, we are actively working to reduce our GHG emissions. To date, we have invested nearly $500 million toward energy efficiency improvements, renewable energy deployment and sophisticated energy storage solutions. Not only do these investments help us and our customers meaningfully reduce our overall carbon footprint, but they also enhance operational efficiency and resiliency at the site level and improve the service we offer to our customers, who increasingly strive to run their networks as sustainably as possible. To drive our progress in 2021, we adopted SBTs that were approved by the SBTi and reflect the goals set forth in the 2015 Paris Agreement, as well as our efforts to help limit future global warming to well below two degrees Celsius above preindustrial levels. These ambitious targets aim to reduce our operational (scope 1 and 2) GHG emissions by at least 40% by 2035 against a 2019 baseline, as well as our value chain (scope 3) GHG emissions by at least 40% by 2035 against a 2019 baseline.

Science-Based Targets
OPERATIONAL (SCOPE 1 AND 2) GHG EMISSIONS REDUCTION TARGET

At least 40% by 2035 against a 2019 baseline

VALUE CHAIN (SCOPE 3) GHG EMISSIONS REDUCTION TARGET

At least 40% by 2035 against a 2019 baseline

Our GHG emissions reduction goals reflect our efforts to help limit future global warming to well below two degrees Celsius

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower

SOCIAL: CONNECTING COMMUNITIES
We are committed to supporting increased connectivity, both by improving wireless communications across the globe and by providing and expanding access to learning and other opportunities in our communities through our community programs, including financial contributions from the Foundation and volunteer efforts by our employees, our Digital Communities, municipal strategies, innovation and social investments. We are using our resources to improve our communities and taking responsibility for the social impacts of our business.
Our Foundation’s mission is to focus on education and technology use to empower students, teachers and communities in need worldwide. Through grants, the Foundation facilitates partnerships with charitable organizations and other non-profit organizations, such as school districts and youth development agencies, that support hands-on technology-based learning, increased student participation in robotics and science, technology, engineering and mathematics (STEM) programs that offer access to higher education for underrepresented, high-potential students. Through the Foundation, we continue to enhance relationships with many local organizations in our served markets to improve education and technology opportunities in communities in need, support school districts and youth development agencies, and provide assistance for emergency relief during natural disasters. During the year ended December 31, 2022, the Foundation donated nearly $1.3 million.
We recognize that access to, and adoption of, broadband internet can improve quality of life and, more fundamentally, lead to opportunities for education and career development, as well as improve access to healthcare and financial support services. Through the Digital Communities program, American Tower convenes corporate, government and nonprofit partners and works with community leaders in our key service territories to provide digital infrastructure that delivers meaningful social programs to communities and makes the benefits of the vital digital technology sector more accessible.
Digital Communities are digitally connected spaces in underserved communities equipped with technology that provide instructor-led or self-guided digital literacy, youth education instruction, financial literacy, career skill building and healthcare services to improve the quality of life of community members. We build, outfit and bring Digital Communities online with our partners, and work with the community on creating a long-term self-sustaining operation.

As of December 31, 2022, we have launched more than 400 Digital Communities which have served more than 335,000 people across 15 countries—Argentina, Brazil, Chile, Colombia, Costa Rica, Ghana, India, Kenya, Mexico, Nigeria, Paraguay, Peru, Poland, South Africa and Uganda—and more than 315,000 training course certificates have been awarded.

Human Capital Management
The Board recognizes that our 6,391(1) full-time employees are our most important assets and are fundamental to our success. Our teams represent nearly 30 countries around the world, with 2,375(1) employees based in the U.S. and 4,016(1) based internationally. Aligned with our business strategy, our human capital management strategy focuses on developing and delivering solutions to attract, develop, engage and retain top diverse talent in each of the countries where we operate. We value the diverse perspectives of our employees and encourage all of them to bring their authentic selves to work every day. We consider our employee relations to be good. Our Chief Sustainability Officer and Chief Human Resources Officer regularly report to the Nominating and Corporate Governance Committee and the
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower
Compensation Committee of our Board of Directors, respectively, on our initiatives related to human capital management.
(1)Employee headcount as of December 31, 2022.
Diversity, Equity and Inclusion
Diversity, equity and inclusion are fundamental considerations and values for us in conducting business. A critical factor in our success is ensuring DEI remains at the core of our business culture, infusing fresh ideas, helping us remain connected to customers in a dynamic global market and ensuring mutual respect guides us in our interactions both internally and externally. We have adopted a Global Human Rights Statement, which can be found on our website.
In 2022, our Chief Diversity, Equity and Inclusion Officer (CDEIO) continued to lead our DEI strategy by introducing new initiatives and best practices, including working with each region to develop relevant representation, development and recruitment goals. We also maintain employee resource groups to promote better employee connection and collaboration.
DEI training has been a key part of our onboarding, general employee and management/leadership development programs for more than a decade. Each year we look for new opportunities to expand the learning we provide all employees. Over the past few years, we’ve added new courses including Conscious Inclusion, Inclusive Leader, Power of Choice and Managing Bias in Performance Assessment. Last year, we launched Diversity, Equity and Inclusion at American Tower, an updated online course provided to all global new hires upon joining the company. Since 2020, we’ve formed regional diversity counsels led by employees who partner closely with our DEI team. Additionally, our CEO and CDEIO regularly hold listening sessions with employees.
We also implemented several initiatives designed to help address social injustice and enhance our diversity. These include pledges from the Foundation of (i) $1 million for grants to organizations around the globe, recommended by our Social Justice Committee, supporting charitable organizations that are promoting racial equity and enhancing the Foundation’s work on social justice and (ii) a total of $1 million for scholarship funds at two Historically Black Colleges and Universities, to be disbursed over five years beginning in 2021.

RECRUITING DIVERSE TALENT	SUPPORTING FEMALE LEADERS

Our recruiting efforts consistently include strategies to build diverse candidate pipelines and promote a culture that supports a diverse team of global employees. We are proud of our Leadership Development Program, which provides a recruitment opportunity for business school students who learn about different aspects of our business through regular rotational assignments. Further, with respect to our Leadership Development Program, as of December 31, 2022, over half of our hires identified as part of a minority group and nearly half identified as female. We have also continued our recruiting efforts with Historically Black Colleges and Universities, as well as other recruiting efforts to build a diverse talent pipeline.

We believe gender diversity across the Company, including at the leadership level, makes us stronger. In the U.S., we have partnered with organizations, such as the Women’s Edge, through its Strategies for Success program, the Simmons Women’s Leadership Conference and the Women’s Wireless Leadership Forum of the Wireless Infrastructure Association, to enhance opportunities for female leaders. As a result of our efforts, in 2022, 35% of all employees promoted globally were female, which exceeds the female representation in our workforce of 29%. And, as of December 31, 2022, nearly 35% of management-level positions in the U.S. were also held by women. Gender diversity is also a priority for our Board, with five of our current Directors identifying as female, including our Chairperson. Additionally, each standing committee of the Board has at least one female member.

RECOGNITIONS

We have received recognition in recent years for our ongoing efforts to support an inclusive and diverse workforce.
FORTUNE magazine’s list of World’s Most Admired Companies in 2022	Forbes’ list of America’s Best Midsize Employers in 2022	Newsweek’s list of America’s Most Responsible Companies in 2022 and 2023	Forbes’ list of Best Employers for Veterans in 2022

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower

Training and Development
As a critical investment in our capacity to provide customers with outstanding support and customer service, we offer a variety of development opportunities unique to each market to cultivate our talent throughout our global organization. For individual contributors, we have 9,600 resources in up to five languages that focus on job-specific training and general topics, such as productivity, collaboration and project management. We create and customize our courses to meet regional needs and update them regularly to address changing marketplace dynamics and employee interests.
100% of eligible employees at all levels received an annual performance and career development review during 2022.

Management and Leadership Development
Developing our managers is critical to our success, and over 39,000 resources and tools are provided to all levels of management. For example, our management development programs provide continuous learning opportunities through training led by American Tower leaders. Managers learn tools and best practices that enable both management and team success and that build and strengthen competencies to better respond to the needs of a growing and increasingly complex organization. Our annual Advanced Leadership Development program, in collaboration with the Institut Européen d’Administration des Affaires (INSEAD) executive education program, provides our next-generation leaders in Latin America, Europe, the U.S. and Africa with a 12-week intensive workshop to enhance management and leadership skills. The Leadership Excellence at American Tower program supports global senior leaders’ development through its partnership with the Massachusetts Institute of Technology. Participants learn from leading experts on topics like global strategy and leading in uncertain times. For our U.S. employees in underrepresented groups who are considered emerging leaders, we offer The Power of Choice program. This development opportunity, which is a blend of in-person and virtual sessions, is designed to support these employees through a career path journey. We also have a comprehensive talent-management review process to develop future leaders and ensure effective succession planning.

Individual contributors have 9,600 resources available to them, which focus on job-specific training and other topics, such as productivity, collaboration and project management, and our managers are provided over 39,000 resources and tools to help them succeed in their roles.

Workplace Safety
We are committed to the safety of our employees and surrounding communities. Depending on the role, team members are required to pass and complete regular safety training courses and follow specific tower and site safety protocols, with the support of operational manuals. A key component of our culture is a strong commitment to incident reporting and corrective actions, as well as a comprehensive program for ensuring vendor compliance with safety standards and certifications. Our strict adherence to the rigorous standards set forth by the relevant government agencies and other authorities, such as the Telecommunications Infrastructure Registered Apprenticeship Program and Telecommunications Industry Association, is critical to ensuring our towers are structurally safe for field personnel, vendors, customers and communities. In 2022, our Chief Security Officer led the production of enhanced security standards to better protect our people and assets worldwide. These include global standards for the security of international travelers and personnel ground movements. We also implemented a traveler assistance program, which allows us to better monitor international travel and provide employees with relevant trip advice and 24/7 assistance services.

In 2022, our Chief Security Officer implemented several employee safety and security protocols, including the production of enhanced security standards to better protect our people and assets worldwide.

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability at American Tower
Health and Wellness
We offer medical and parental leave benefits to full-time employees across all markets, with some local variation. As a result of the ongoing effects of the COVID-19 pandemic, we continue to conduct wellness check-ins and offer resources to support our employees’ mental health and well-being, including access to a free Employee Assistance Program, which offers confidential assistance on a wide range of issues. We also offer market competitive benefits in all locations and, in 2022, continued our behavioral health benefit in the U.S. to support employees’ mental well-being.

EMPLOYEE ENGAGEMENT

In 2022, our employees participated in several surveys related to the Company’s sustainability efforts, our internal communications and how we measure up against our targeted values. We also solicited, and responded to, feedback from our employees regarding our return-to-office policies. Across the globe, most of our employees now work on a hybrid schedule.

GOVERNANCE
As a global company, we are committed to maintaining a strong corporate governance framework that defines the roles and responsibilities of our Board, ensures oversight of our strategy and operations, and facilitates compliance across our business. ESG principles and objectives are core priorities for the Board and tie directly to the overall success of our Company.
The Nominating Committee’s charter includes direct oversight of our ESG practices and corporate responsibility policies. The Nominating Committee also oversees the Company’s annual ESG reporting process.
Additionally, with oversight from our Board, our executive team leads our global operations with a firm commitment to doing business in an ethical and sustainable manner. Our Chief Sustainability Officer oversees sustainability matters across the Company and regularly reports to the Nominating Committee on the Company’s sustainability initiatives and progress. In 2021, we established our Global Sustainability Committee to help develop our ESG strategy and facilitate cross-market knowledge sharing.
Cybersecurity
The Company is committed to properly addressing the cybersecurity threats we face in today's global business environment. A dedicated team of technology professionals works throughout the year to monitor all matters of risk relating to cybersecurity. In addition to the globally recognized International Organization for Standardization certification for Information Security Management Systems (ISO 27001) certification that American Tower has held since 2020, the majority of our data center facilities hold the following certifications: System and Organization Controls (SOC) 1 Type 2 examination; SOC 2 Type 2 examination; ISO 27001; National Institute of Standards and Technology Publication Series 800-53 (NIST 800-53) attestation based on the high-impact baseline controls and additional Federal Risk and Authorization Management Program (FedRAMP) requirements for a subset of control families applicable to colocation services; Payment Card Industry Data Security Standard (PCI DSS) validation; Health Insurance Portability and Accountability Act (HIPAA) attestation for the HIPAA Security Rule and the Health Information Technology for Economic and Clinical Health Act (HITECH) Breach Notification requirements.
The Company maintains a robust privacy compliance program. Employees are provided with compulsory training, which enables them to detect and report malware, ransomware and other malicious software and social engineering attempts that may compromise the Company’s information technology systems.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Stock Ownership Guidelines
Employees are also required to complete compulsory training on data privacy. In addition to ensuring adequate safeguards are in place to minimize the chance of a successful cyberattack, this team has established well-defined response procedures to effectively address any cyber threat that may occur despite these safeguards. The response procedures are designed to identify, analyze, contain and remediate such cyber incidents expeditiously. As the cyber landscape evolves in our systems, in our platform expansion initiatives and in the broader context of the internet and expanding connectivity, management continually updates its approach on cybersecurity to safeguard the Company’s sensitive information and assets.
The Board believes that a strong cyber strategy is vital to protect our business, customers and assets. In 2022, the Board held an education session with outside experts on cybersecurity. The Audit Committee oversees the Company’s internal cybersecurity and other information technology risks, controls, strategies and procedures. In addition, the Audit Committee periodically evaluates our cyber strategy to ensure its effectiveness and, if appropriate, includes a review from third-party experts. We maintain a cybersecurity incident response plan (the Response Plan) to help ensure a timely, consistent and compliant response to actual or attempted cybersecurity incidents impacting the Company. The Response Plan covers the major phases of the incident response process, including (1) detection, (2) analysis, which may include timely notice to our Board if deemed material or appropriate, (3) containment, (4) eradication, (5) recovery and (6) post-incident review.

ALIGNING WITH THE UNITED NATIONS’ SUSTAINABLE DEVELOPMENT GOALS (SDGs)
Our ESG pillars align with the SDGs, which are a universal call to action to end poverty, protect the planet and ensure all people enjoy peace and prosperity by 2030.

1 NO POVERTY

4 QUALITY EDUCATION

3 GOOD HEALTH AND WELL-BEING

5 GENDER EQUALITY

8 DECENT WORK AND ECONOMIC GROWTH

10 REDUCED INEQUALITIES

11 SUSTAINABLE CITIES AND COMMUNITIES

Environment	Social	Governance

Stock Ownership Guidelines
To further align the interests of our leadership with those of our stockholders and promote our commitment to sound corporate governance, our Corporate Governance Guidelines include stock ownership guidelines. Each executive officer and Director is expected to beneficially own American Tower stock equal in market value to a specified multiple of his or her annual base salary or annual cash retainer, as applicable. The guideline for the CEO is six (6) times his or her annual base salary and for each of the other executive officers is three (3) times his or her annual base salary. The guideline for each non-management Director is five (5) times the annual cash retainer. Each executive officer and non-management Director has five (5) years from the date of hire/appointment to reach his or her ownership target. Following the change to our Corporate Governance Guidelines in September 2022 to remove in-the-money value of vested options and unvested PSUs (at target), each executive officer and non-management Director has two (2) years from that amendment to reach his or her ownership target. Additionally, each executive officer is required to retain at least 50% of shares, net of tax obligations, until he or she meets the ownership requirements.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Executive Succession Planning

To determine compliance with these guidelines, we count actual shares and unvested RSUs. The Compensation Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions at its discretion. As of March 27, 2023, each executive officer and non-management Director met his or her ownership target.
Executive Succession Planning
Our Board’s involvement in leadership development and succession planning is ongoing. Pursuant to our Corporate Governance Guidelines, the Board, in its executive sessions, annually considers and reviews succession candidates for the CEO and other executive leadership positions for both near- and long-term planning. The Board reviews potential candidates for succession planning purposes, in light of their performance, leadership qualities and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of our current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.
On October 2, 2022, Edmund DiSanto communicated his intention to retire from his role as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, effective January 1, 2023, and as part of his transition plan, is serving in the role of Executive Vice President, Special Advisor and Counsel to the Chief Executive Officer. On October 3, 2022, the Board appointed Ruth T. Dowling as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, effective January 1, 2023. Ms. Dowling has been with the Company for more than 10 years, including in her most recent role as General Counsel for the Company’s Latin America, Europe and Africa regions.
Approval of Related Party Transactions
Our Corporate Governance Guidelines include a policy that the Nominating Committee shall review and approve all related party transactions for potential conflicts of interest and will prohibit such a transaction if it determines it to be inconsistent with the interests of the Company and its stockholders. Under the policy, (i) “related party transactions” means all transactions between the Company and any related party other than transactions available to employees or Directors generally or transactions involving less than $120,000, and (ii) “related parties” means our executive officers, Directors and stockholders owning more than five percent (5%) of our Common Stock, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control.
Under the policy, management must present to the Nominating Committee the proposed terms of any related party transaction that it wishes to enter into, including the value of the proposed transaction. After reviewing the transaction, the Nominating Committee will approve or disapprove it, and management must continue to update the Nominating Committee of any material change to any approved transaction. If management enters into a related party transaction before the Nominating Committee approves it, the Nominating Committee must ratify the transaction or management must make all reasonable efforts to cancel or annul the transaction.
In 2022, the Company received approximately $2.7 million from Ligado Networks, LLC (Ligado). Payments from Ligado to the Company were customary recurring lease payments for tower space Ligado leases on multiple communications sites. Doug Smith, the President and Chief Executive Officer of Ligado, is the brother of Rodney M. Smith, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. This transaction was reviewed and ratified by the Nominating Committee in accordance with the Company’s Corporate Governance Guidelines.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information known to us as of March 27, 2023, regarding shares of Common Stock beneficially owned as of such date by:
•each member of our Board;
•each executive officer named in the Summary Compensation Table, which can be found on page 72 in this Proxy Statement;
•all Directors and executive officers as a group; and
•each person known to beneficially own more than 5% of our outstanding Common Stock.
We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares the individual or entity had the right to acquire within 60 days of March 27, 2023. Accordingly, the numbers of shares shown below include shares underlying stock options, RSUs and PSUs that are vested or are expected to vest prior to May 26, 2023, which we collectively refer to below as “presently vested equity.” All percentages with respect to our Directors and executive officers are based on the shares of Common Stock outstanding as of March 27, 2023. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Name of Beneficial Owner	Number of Shares	Percent of Common Stock
Directors and Named Executive Officers
Thomas A. Bartlett(1)	256,578	*
Kelly C. Chambliss	—	*
Teresa H. Clarke	881	*
Edmund DiSanto(2)	407,325	*
Raymond P. Dolan	17,473	*
Kenneth R. Frank	1,762	*
Robert D. Hormats	6,421	*
Grace D. Lieblein	4,715	*
Craig Macnab	10,889	*
Olivier Puech	22,647	*
JoAnn A. Reed(3)	64,579	*
Pamela D. A. Reeve(4)	27,498	*
David E. Sharbutt(5)	7,211	*
Rodney M. Smith(6)	140,995	*
Bruce L. Tanner	2,514	*
Samme L. Thompson(7)	32,124	*
Steven O. Vondran(8)	78,823	*
All Directors and executive officers as a group (20 persons)(9)	1,107,230
Five-Percent Stockholders
The Vanguard Group(10)	61,431,926	13.18%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc.(11)	35,910,225	7.71%
55 East 52nd Street, New York, NY 10055
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Delinquent Section 16(a) Reports
*    Less than 1%
(1)Includes 201,864 shares of Common Stock beneficially owned by Mr. Bartlett and presently vested equity with respect to an aggregate of 54,714 shares of Common Stock.
(2)Includes 191,269 shares of Common Stock beneficially owned by Mr. DiSanto and presently vested equity with respect to an aggregate of 216,056 shares of Common Stock.
(3)Includes 54,554 shares of Common Stock beneficially owned by Ms. Reed and presently vested equity with respect to an aggregate of 10,025 shares of Common Stock.
(4)Includes 17,473 shares of Common Stock beneficially owned by Ms. Reeve and presently vested equity with respect to an aggregate of 10,025 shares of Common Stock.
(5)Includes 1,786 shares of Common Stock beneficially owned by Mr. Sharbutt and presently vested equity with respect to an aggregate of 5,425 shares of Common Stock.
(6)Includes 34,401 shares of Common Stock beneficially owned by Mr. Smith and presently vested equity with respect to an aggregate of 106,594 shares of Common Stock.
(7)Includes 22,099 shares of Common Stock beneficially owned by Mr. Thompson and presently vested equity with respect to an aggregate of 10,025 shares of Common Stock.
(8)Includes 20,539 shares of Common Stock beneficially owned by Mr. Vondran and presently vested equity with respect to an aggregate of 58,284 shares of Common Stock.
(9)Includes presently vested equity with respect to an aggregate of 471,148 shares of Common Stock.
(10)Based on a Schedule 13G/A filed on February 9, 2023, The Vanguard Group had shared voting power over 908,413 shares of Common Stock, sole dispositive power over 59,266,005 shares of Common Stock, shared dispositive power over 2,165,921 shares of Common Stock and beneficial ownership of 61,431,926 shares of Common Stock.
(11)Based on a Schedule 13G/A filed on January 31, 2023, BlackRock, Inc. had sole voting power over 32,700,277 shares of Common Stock, sole dispositive power over 35,910,225 shares of Common Stock and beneficial ownership of 35,910,225 shares of Common Stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. As a matter of practice, the Company assists its executive officers and Directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of such forms, as well as information provided by the reporting persons, the Company believes that all of its executive officers, Directors and beneficial owners of more than 10% of its common stock complied with the reporting requirements of Section 16(a) during the year ended December 31, 2022.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

Audit Matters

PROPOSAL 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

The Audit Committee and the Board of Directors unanimously recommend that you vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements.
Deloitte has served as our independent registered public accounting firm since our inception. To ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm and has conducted formal auditor solicitation processes in the past to evaluate other firms. In those solicitation processes and periodic evaluations, the Audit Committee considers such factors as the independence materials provided by Deloitte, the firm’s familiarity with our account and lines of business, the firm’s work quality and management’s satisfaction with its performance, and the firm’s tenure as the Company’s independent auditor. Further, in conjunction with the mandated rotation of Deloitte’s lead engagement partner, the Audit Committee and its Chairperson were directly involved in the selection of Deloitte’s lead engagement partner. Deloitte’s institutional knowledge and experience, combined with a fresh perspective offered by periodic changes in the audit team resulting from the mandatory lead engagement partner rotation, provides value to the Company. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
Although ratification by stockholders is not required by law or our By-Laws, the Audit Committee believes submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time, if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will reconsider its selection.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they choose, and will also be available to respond to appropriate questions from stockholders.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by, or on behalf of, stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

AUDIT MATTERS
Audit Committee Report
Audit Committee Report
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the U.S. Public Company Accounting Oversight Board (PCAOB) and issuing a report on those financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is also responsible for monitoring and reviewing these processes.
The Audit Committee reviewed the Company’s audited financial statements for fiscal year 2022 (ended December 31, 2022) and discussed with the Company’s management these financial statements, including the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with Deloitte the audited financial statements and the matters required by the applicable requirements of the PCAOB and the SEC. Deloitte provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte its independence and has considered whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with, and its review of information provided by, management and Deloitte, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
By the Audit Committee of the Board of Directors of American Tower Corporation.
AUDIT COMMITTEE
JoAnn A. Reed, Chairperson
Teresa H. Clarke
Kenneth R. Frank
Bruce L. Tanner
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

AUDIT MATTERS
Independent Auditor Fees and Other Matters
Independent Auditor Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by Deloitte for the fiscal years ended December 31, 2022 and 2021 ($ in thousands):

	2022	2021
Audit Fees	$9,309	$8,451
Audit-Related Fees	$1,108	$1,505
Tax Fees	$440	$520
Total Fees	$10,857	$10,476
Audit Fees. These fees relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and consultations regarding the accounting, financial reporting and audits of subsidiaries, including statutory audits required by foreign jurisdictions and audits required by the agreements related to our securitizations.
Audit-Related Fees. These include fees for valuation reviews and audit services performed in connection with our acquisitions, due diligence services and other services performed in connection with our financing activities. In 2022 and 2021, the acquisition-related audit service fees included in the total audit-related fees were $0.2 million and $0.7 million, respectively.
Tax Fees. These include fees for consulting services related to potential acquisitions, tax planning and advice, and assistance with international and other tax matters.
Audit Committee Pre-approval Policy and Procedures. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by our independent registered public accounting firm. This policy requires that we do not engage our independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.
The Audit Committee may, and periodically does, pre-approve specified types of services, including permissible tax services, that we expect our independent registered public accounting firm to provide during the next 12 months. The Audit Committee may also authorize any Audit Committee member to approve any audit or non-audit services that our independent registered public accounting firm provides. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee.
The Audit Committee approved all the services described above in accordance with its pre-approval policies and procedures.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

Compensation and Other Information Concerning Directors and Officers

PROPOSAL 3
Advisory Vote on Executive Compensation
We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in this Proxy Statement in accordance with Section 14A of the Exchange Act. We intend to submit our executive compensation to an advisory vote annually, subject to consideration of the results of the advisory vote on Proposal 4.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

We believe our executive officers play a critical role in our financial, strategic and operational performance and in creating long-term stockholder value. Accordingly, our executive compensation philosophy is to create a balance that achieves our executive retention objectives, while rewarding our executive officers under a pay-for-performance philosophy through an appropriate combination of base salary, annual performance incentive awards and long-term, equity-based compensation. The objectives of our executive compensation program include:
•attracting and retaining top talent;
•motivating and engaging our executive officers; and
•driving sustainable, long-term growth and stockholder value consistent with our vision and growth strategy.
We continually review our executive compensation program. We seek the input of our stockholders, and based on such engagement, have made changes to our executive compensation program over time, which reflect those discussions.
We urge you to read the “Compensation Discussion and Analysis,” including the accompanying compensation tables and related narrative disclosures in this Proxy Statement, as it provides greater detail on our compensation philosophy and determinations. The Compensation Committee and the Board believe our executive compensation program and policies are consistent with, and help us achieve the goals of, our compensation philosophy.
HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM AND POLICIES
•The majority of our executives’ targeted compensation consists of at-risk pay elements. As described in the “Compensation Discussion and Analysis,” 94% and 89% of the total direct compensation opportunity (assuming target performance) for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation, as of December 31, 2022.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Proposal 3 Advisory Vote on Executive Compensation
•We weight our target compensation packages toward equity-based incentive awards to focus executives on long-term value creation and provide an appropriate balance with the short-term performance-driven incentive awards.
•Our long-term equity incentive award does not include stock options and consists only of RSU and PSU awards.
•We tie our annual bonus incentive awards directly to performance:
•80% of the target award for each of the NEOs is tied to achieving pre-established Company financial goals (total property revenue, excluding pass-through revenue(1), and Adjusted EBITDA(2)).
•20% of the target award for each of the NEOs is tied to achieving pre-established individual performance goals, based on the five pillars of the Company’s Key Objectives: (i) scale the core, (ii) be the most trusted, strategic partner for our customers, (iii) accelerate platform extensions, (iv) position the teams for the future and (v) grow and maintain a healthy cultural foundation, half of which (10% of overall target award) are based on ESG metrics.
•Vesting of our PSUs is determined by achieving pre-established goals for cumulative AFFO Attributable per Share(2) and average ROIC(2) for a three-year performance period.
•We provide equity vesting upon a change of control only upon a termination of employment (a “double-trigger”), with no tax gross-ups.
•Our retirement and welfare benefits are consistent for all employees, with no pension or deferred compensation plans for executive officers and limited perquisites.
•Our annual performance incentive awards and long-term, equity-based awards have terms that, in certain circumstances, allow us to clawback cash shares received pursuant to such awards or require the payment of gains realized upon disposition of such shares.
•Our stock ownership guidelines require each executive to own a number of shares at a multiple of his or her annual base salary (six times base salary for our CEO and three times base salary for our other executive officers who report directly to our CEO), and each executive is required to retain at least 50% of shares, net of tax obligations, until he or she meets the ownership requirements.
•We conduct a risk review of our compensation programs each year to determine if any elements of the programs create an inappropriate level of risk.
(1)For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by, or on behalf of, stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
Although the advisory vote on this proposal is non-binding, meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote, we encourage all stockholders to vote their shares on this matter, as the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive-compensation decisions.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Proposal 4 Advisory Vote on Frequency of Executive Compensation Advisory Vote

PROPOSAL 4
Advisory Vote on Frequency of Executive Compensation Advisory Vote
We are providing our stockholders the opportunity to cast an advisory vote (a “say when on pay” vote) on whether a non-binding, advisory say-on-pay vote to approve the compensation of our named executive officers (as set forth in Proposal 3) should occur every one, two or three years.

The Board of Directors unanimously recommends that you vote for the option of ONE YEAR as the frequency with which stockholders are provided an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

At our 2017 Annual Meeting of Stockholders, stockholders voted for a say on pay vote to be submitted for approval, on an advisory basis, every one year. We continue to believe that this vote should be submitted every one year to enable stockholders to provide us with more frequent, timely and direct input on our executive compensation policies and programs.
Required Vote
The option of every one year, every two years or every three years that receives the highest number of votes cast by stockholders will be deemed the frequency chosen by our stockholders for an advisory vote on executive compensation. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
Although the advisory vote on this proposal is non-binding, meaning that our Board is not required to follow the frequency selected, we encourage all stockholders to vote their shares on this matter, as the Board will consider the voting results when determining the frequency with which we hold an advisory vote on executive compensation.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Discussion and Analysis
In this section, we summarize our philosophy and objectives regarding the compensation of our NEOs, including our policies on how we determine the elements and amounts of executive compensation. We encourage you to read this discussion and analysis, in conjunction with our compensation tables beginning on page 72 and the report of the Compensation Committee of our Board on page 71 of this Proxy Statement. All references to the “Committee” in this section refer to the Compensation Committee.
Our 2022 NEOs

Name	Title
Thomas A. Bartlett	President and Chief Executive Officer
Rodney M. Smith	Executive Vice President, Chief Financial Officer and Treasurer
Edmund DiSanto	Executive Vice President, Special Advisor and Counsel to the Chief Executive Officer
Olivier Puech	Executive Vice President and President, Latin America and EMEA
Steven O. Vondran	Executive Vice President and President, U.S. Tower Division
Mr. DiSanto stepped down from his position as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, effective January 1, 2023, and as part of his transition plan, is serving in the role of Executive Vice President, Special Advisor and Counsel to the Chief Executive Officer. Mr. DiSanto did not receive any severance compensation in connection with this transition.
For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the year ended December 31, 2022 (Form 10-K).
EXECUTIVE SUMMARY
Our Compensation Approach in Brief
We strongly adhere to a pay-for-performance philosophy. We seek to reward our executive officers for their leadership roles in meeting key near-term goals and for achieving strategic objectives, while also positioning the Company to generate attractive long-term returns for our stakeholders. We expect above-average performance from our executive officers and manage our business in a way that results in each executive having a substantially broader scope of responsibilities than is typically found in the market for comparable roles. In fact, we manage our business with a smaller senior management team than is typically found in companies of our size, industry and complexity. Our objective is to recruit and retain the caliber of executive officers necessary to deliver sustained and attractive total returns to our stockholders, while managing a comparatively greater scope of responsibilities.
We place great emphasis on equity awards in our overall compensation program, as they focus on long-term operating and stock performance objectives, stockholder value appreciation and retention. Additionally, our annual performance incentive awards are performance-driven and based on achieving Company goals and objectives established at the beginning of the year, as well as individual performance goals for each of the executive officers.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Changes to Our 2022 Compensation Program
The Committee approved several key changes to the compensation program, in response to feedback from stockholders and review of peer industry practices, to strengthen our pay-for-performance linkage and continue our leadership in ESG issues.

Annual Performance Incentive Program
Weighting: The plan design for NEOs now more closely aligns with that of the CEO, with 80% of each of our executive officer’s annual bonus opportunity tied to the Company achieving pre-established financial goals and 20% tied to achieving individual goals set at the beginning of the fiscal year.
Framework: The individual goals, which include the goals measured in the ESG Scorecard discussed below, are rooted in our Key Objectives, which are an evolution of our Stand and Deliver initiative. The Key Objectives are to:
•scale the core;
•be the most trusted, strategic partner for our customers;
•accelerate platform extensions;
•position the teams for the future; and
•grow and maintain a healthy cultural foundation.
Fitting the individual goals within these Key Objectives helps the executive team focus its efforts and provides clear targets aligned with our multiyear strategic goals.
ESG Scorecard: Half of the individual goals of each NEO's annual bonus opportunity are tied to achieving ESG metrics. The metrics measured in the ESG scorecard include: (i) a human capital management goal, which focuses on developing talent, with a particular focus on underrepresented groups and (ii) GHG emissions reductions in connection with our recently adopted science-based targets and/or efforts to address the digital divide, depending on the NEO’s position.

Long-Term Incentive Program
The Committee adopted a new performance measure with respect to PSU awards, beginning with PSU grants made in 2022, based on recent changes to our capital structure, given the minority interests in our Europe business and our U.S. data center business. Vesting of PSUs is determined based on achieving cumulative AFFO Attributable per Share(1) and average ROIC(1) targets over a three year performance period. AFFO Attributable per Share(1) and ROIC(1) are weighted at 70% and 30%, respectively.

(1)AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
COMPENSATION COMMITTEE OVERSIGHT AND GOVERNANCE PRINCIPLES

Responsibility	Long-Term Focus	Stakeholder Alignment
Compensation should consider each executive’s responsibility to always act in accordance with our ethical objectives at all times; financial and operating performance must never compromise these values.
	Long-term, stock-based compensation opportunities should outweigh short-term, cash-based opportunities; annual objectives should complement sustainable long-term performance.	The financial interests of executives should be aligned with the long-term interests of our stakeholders through performance metrics that correlate with long-term stockholder value.

Competitive	Balance	Pay for Performance
Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing American Tower’s performance.	Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial, strategic and business results.	A majority of compensation should be at-risk and directly linked to American Tower performance.

Compensation Committee Process and Timeline
The following timeline of key events reflects the Committee’s process in benchmarking, compensation design, compensation determinations and goal setting:

Ongoing

•Review compensation philosophy and objectives in light of Company performance, goals and strategy, stockholder feedback and external benchmarking	•Monitor compensation estimates in comparison to actual performance	•Monitor compliance with management equity ownership requirements

April - August Benchmarking	September - December Compensation Design	January - March Compensation Determinations and Goal Setting

•Committee reviews feedback from stockholder outreach, proxy advisory firms and results of say-on-pay vote
•Consultant prepares an initial peer group for developing executive compensation pay decisions

•Committee assesses market conditions through a review of peer group compensation data
•Consultant provides advice on plan design and compensation levels for each executive, as well as market and industry trends
•Consultant conducts a risk assessment review and audit of compensation practices, programs and policies
•Committee determines any plan design changes

•The CEO prepares a written evaluation of each executive’s performance and the Chairperson of the Board prepares a written evaluation of the CEO
•Committee approves the actual compensation to be paid to the CEO and each executive officer for performance from the prior fiscal year
•Consultant prepares term sheets to reflect plan design for incentive compensation for the year, including performance targets

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Summary of Executive Compensation Program
The following summarizes the components of our 2022 compensation program and how these components reflect our compensation principles and have helped us achieve our compensation objectives. The Company targets annual base salary, annual performance incentive, and long-term incentive opportunities within a competitive range of the market median; however, we will pay above or below market median, as appropriate, based on experience, individual performance and other characteristics of a given executive.
As illustrated in the charts below, 94% and 89% of the target mix of compensation for our CEO and other NEOs, respectively, consisted of at-risk pay elements. This mix directly ties executive pay to Company performance, including financial results, strategic initiatives and stock performance. In addition, the Committee believes a significant percentage of each executive’s target compensation package should consist of equity-based compensation. Equity-based compensation is heavily weighted to focus our executive officers on long-term value creation for the benefit of our stakeholders. Our annual performance objectives focus on short-term Company goals, while complementing sustainable long-term performance. The balance between equity-based compensation and annual cash incentives is designed to ensure our executive officers consider the long-term benefits and risks, as well as the short-term effects, of their strategic decisions, and effects those actions may have on the Company and our stakeholders.

Fixed		At-Risk
Annual Base Salary		Annual Performance Incentive Program		Long-Term Incentive Program
CEO:	Other NEOs:	CEO:	Other NEOs:	CEO:	Other NEOs:

OBJECTIVES
•Provides a competitive level of compensation to attract and retain highly qualified executive talent
•Rewards sustained performance over time and is intended to provide a degree of financial stability to the executive

•Provides at-risk, variable cash pay opportunity for performance over one year
•Annual incentive targets are designed to motivate our executives to achieve or exceed annual goals within appropriate risk parameters

•Provides at-risk, variable, equity-based pay opportunity for sustained operating performance
•Long-term retention tool that provides both time-based and performance-based restricted stock units
•Focuses executives on the creation of long-term stockholder value

METRICS
We review roles and responsibilities, performance, tenure, and historical and expected contributions to the Company’s long-term success.
We use total property revenue(1), excluding pass-through revenue, and Adjusted EBITDA(2) as the two quantitative performance measures in our annual executive incentive program. We believe these performance metrics encourage management to grow our business profitably, while also increasing cash generation and controlling costs. Both metrics are reported in our quarterly results and guidance to the market.

For PSUs, we use AFFO Attributable per Share(2) and ROIC(2) as the two quantitative performance measures in our long-term incentive program. AFFO Attributable per Share(2) is widely used in the telecommunications real estate sector to adjust Funds From Operations as defined by the National Association of Real Estate Investment Trusts (Nareit FFO) (common stockholders)(2) for items that may otherwise cause material fluctuations in Nareit FFO (common stockholders)(2) growth from period to period, which would not be representative of the underlying performance of property assets in those periods. AFFO Attributable per Share(2) further adjusts for minority interests. ROIC(2) encourages management to focus on earning adequate returns on invested capital over a sustained period.
RSUs are time-based and function as a long-term retention tool and incentive for our executives.

(1)For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA, AFFO Attributable per Share, Nareit FFO (common stockholders) and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
2022 Performance Metrics
20% of our NEOs’ annual incentive awards is tied to achieving pre-established individual performance goals, based on the Company’s five Key Objectives. Our Key Objectives directly correlate to the metrics used by the Committee to measure performance:

1	SCALE THE CORE
•Leverage our global platform to maximize total stockholder return
•Grow total property revenue(1), Adjusted EBITDA(1)(2) and AFFO Attributable per Share(2)(3)
•Maintain an attractive average ROIC(2)(3)

2	BE THE MOST TRUSTED, STRATEGIC PARTNER FOR OUR CUSTOMERS
•Provide thought leadership to support further adoption and investment in mobile broadband networks
•Enhance our customer relationships through a focus on shared value creation, both throughout our businesses and the wireless industry

3	ACCELERATE PLATFORM EXTENSIONS
•Advance energy solutions to reduce GHG emissions and/or meet science-based targets
•Pilot scalable emerging growth opportunities adjacent to our core business
•Engage customers and external partners to advance the development of the mobile edge

4	POSITION THE TEAMS FOR THE FUTURE	•Develop our talent and capabilities to lead the next generation of digital connectivity •Provide the support and resources to assist employees in growing their careers at American Tower

5	GROW AND MAINTAIN A HEALTHY CULTURAL FOUNDATION	•Foster an inclusive, equitable and diverse culture that retains, attracts and recognizes talent across the organization •Scale our Digital Communities program to help bridge the digital divide

(1)Performance metric under the annual performance incentive program. For the total property revenue performance metric, pass-through revenue is excluded. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(3)Performance metric under the long-term incentive program.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
The following tables demonstrate the 10-year financial performance of the metrics used to determine annual performance incentive and PSU awards in 2022.

ANNUAL PERFORMANCE INCENTIVE METRICS(1)
TOTAL PROPERTY REVENUE(2)(3)	ADJUSTED EBITDA(2)

PSU AWARD METRICS (1)
AFFO ATTRIBUTABLE PER SHARE(4)	ROIC(4)

(1)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)Performance metric under the annual performance incentive program.
(3)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(4)Performance metric under the long-term incentive program.
Highlights of 2022 Performance
During 2022, we:
•Added, net of churn and/or decommissioning, over 4,600 communications sites to our global portfolio, including the construction of nearly 6,900 sites, primarily in Asia-Pacific and Africa, and expanded our global footprint to 26 countries, including entry into a new market in New Zealand;
•Entered into partnership agreements pursuant to which certain investment vehicles affiliated with Stonepeak Partners LP (such investment vehicles, collectively, Stonepeak) acquired a noncontrolling interest in our U.S. data center business for an aggregate investment of $3.1 billion;
•Entered into master-lease agreements with Verizon Communications Inc. (Verizon) in the U.S. and Airtel Africa, covering four countries across Africa; and
•Increased our financial flexibility and ability to grow our business, while remaining committed to maintaining our investment-grade credit rating, by issuing senior unsecured notes and common equity.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Stockholder Value Creation and Balance Sheet Strength

Capital Returned to Common Stockholders Through Dividends and Share Repurchases(1)	Quarterly Dividends Increase	Total Compound Annual Stockholder Return (year end 2022)(2)
$2.7B	+12%	(0.6)%	10.5%	12.8%
in 2022	compared to 2021	3-year	5-year	10-year

Available Liquidity	A Leading S&P 500 Company	Compound Annual AFFO Attributable per Share(3) Growth Since 2012
$7.1B	$135B	12.4%
As of 12/31/2022	enterprise value as of 12/31/2022
(1)Includes the dividend paid in February 2023 to holders of record of our Common Stock as of the close of business on December 28, 2022.
(2)Includes reinvested dividends.
(3)Performance metric under the long-term incentive program. AFFO Attributable per Share is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Investor Outreach
Stockholder engagement is an integral component of our compensation decision-making process, and members of our Board and management routinely interact with our investors. Through these interactions, we receive valuable feedback on our compensation program and corporate governance initiatives.

Outcomes
Consideration of Most Recent “Say On Pay” Vote
Each year, the Committee considers the outcome of the advisory vote on our executive compensation program. Stockholders continued to show strong support for our executive compensation program, with approximately 96% of the votes cast for the approval of the “say on pay” proposal at our 2022 Annual Meeting of Stockholders and over 94% approval for this proposal in each of the past three years.

We regularly review our compensation program and continue to incorporate stockholder feedback to ensure we remain a leader in executive compensation best practices. As discussed in more detail in “Changes to Our 2022 Compensation Program,” in response to feedback from our stockholders and to highlight our continued commitment to our ESG strategy, the Committee approved an ESG scorecard goal for half of the individual component of our annual performance incentive. In addition, the Committee determined that our NEOs’ performance should be tied to achieving both Company financial goals and individual goals.
Proposal 3 gives our stockholders the opportunity to cast an advisory vote on our executive compensation program, as described in this Proxy Statement. Although this vote is non-binding, the Committee will review the results of the vote and take those results into account when making future determinations concerning the executive compensation program and policies. We will continue with regular stockholder engagement activities throughout the year to remain current on their perspectives firsthand.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Governance and Best Practices
We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management with those of our stockholders.

AT AMERICAN TOWER WE DO…	AT AMERICAN TOWER WE DO NOT...

  We do tie a high ratio of our executives’ pay to performance.
As described above in “Summary of Executive Compensation Program,” 94% and 89% of the target total direct compensation opportunity for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation.
  We do weight incentives toward quantitative metrics.
Our annual performance incentive program is heavily weighted toward quantitative metrics relating to pre-established Company financial goals for all our executive officers, including the CEO.
  We do use multiple performance metrics.
We use multiple performance metrics in our short- and long-term incentive programs to discourage unnecessary short-term risk taking.
  We do require significant stock ownership.
We maintain aggressive guidelines to reinforce the importance of stock ownership (6x the annual base salary for the CEO, 3x the annual base salary for the other NEOs and 5x the annual retainer for Directors). This is intended to align the interests of our executive officers and Directors with those of our stockholders and to focus our senior management team on our long-term success.
  We do subject incentive compensation to clawback provisions.
The terms of our annual performance incentive awards and long-term, equity-based awards allow American Tower in certain circumstances to “claw back” cash and shares received pursuant to such awards or to require the repayment of all gains realized upon disposition of such shares.
  We do provide a competitive level of severance.
We maintain a competitive and responsible severance program to provide a consistent approach to executive severance and to provide eligible employees with certainty and security. Under this program, severance benefits are available only upon a “Qualifying Termination.”
  We do use an independent compensation consultant.
The Committee has engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. Meridian has no other ties to American Tower or its management and meets stringent selection criteria.
  We do engage directly with our stockholders.
We maintain direct and open communication with our stockholders throughout the year, conduct active stockholder engagement initiatives and promptly respond to all inquiries.

 We do not permit hedging or pledging of American Tower securities.
Our Anti-Insider Trading Policy and Code of Conduct prohibit short sales and hedging transactions, as well as pledging our securities, by any of our employees and Directors. In addition, our policies impose limits as to when and how our employees, including our executive officers and Directors, can engage in transactions in our securities.
  We do not encourage excessive or inappropriate risk taking through our compensation program.
The Committee, together with its independent compensation consultant and management, conducts a regular risk review of American Tower’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and reviews management’s mitigation activities with respect to any significant potential risks.
  We do not reprice stock options or repurchase underwater stock options.
Our equity incentive plan prohibits, without stockholder approval, (i) the amendment of any outstanding stock option to reduce its exercise price or replace it with a new award exercisable for our Common Stock at a lower exercise price; and (ii) the purchase of an underwater stock option for cash.
  We do not provide golden parachute tax gross-ups.
We do not provide excise tax gross-ups to our NEOs.
  We do not provide excessive perquisites.
We do not provide excessive perquisites to our executive officers, nor do we offer them any deferred compensation plans, supplemental executive retirement plans or loans of any kind.
  We do not provide uncapped incentive awards.
Our annual incentive awards cannot exceed 200% of the performance incentive target.
  We do not provide single-trigger acceleration of equity.
Our severance program provides acceleration of equity only upon a “double trigger,” meaning that executives are only entitled to acceleration in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.”

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
PHILOSOPHY
Focus on Pay for Performance. The guiding principle of our executive compensation philosophy is to pay for performance. Fundamentally, our compensation program is designed to:

Attract and retain top talent	Motivate and engage our executive officers	Drive sustainable, long-term growth and stockholder value consistent with our values, vision and growth strategy

Peer Group Review
The Committee believes it is important to understand the relevant market for executive talent to ensure the executive compensation program supports the attraction and retention of highly qualified leaders. The Committee assesses market conditions annually through a review of peer group compensation data, compiled by the Committee’s independent compensation consultant. Due to the unique nature of our business, including its global scope and growth, there are ongoing challenges in developing the most appropriate mix of companies for our peer group. In its annual review of our peer group composition, the Committee takes into account these challenges, which include the following:
•The scope of our business spans two major sectors—communications and real estate—as a result, there are very few companies directly comparable to us;
•We have large international operations located in a number of distinctive markets, unlike our real estate peers;
•We manage our business with a smaller senior management team than is typically found in the technology, communications or real estate industries; and
•We operate and are classified as an infrastructure REIT and are one of very few global technology REITs.
Our peer group used for developing pay decisions consists of companies in the communications industry, other REITs, companies with comparable revenues, firms with similar business models and companies from which we would consider recruiting talent. The Committee believes this group of companies provides a meaningful perspective of current pay practices and levels, as well as overall compensation trends. Based on the recommendation of the Committee’s independent compensation consultant, the peer group used for developing pay decisions did not change in 2022 and consisted of the following 21 companies:

PEER GROUP FOR 2022 COMPENSATION DECISIONS

•Adobe Inc.	•Motorola Solutions, Inc.
•Booking Holdings Inc.	•NextEra Energy, Inc.
•BXP (fka Boston Properties, Inc.)	•NVIDIA Corporation
•Broadcom Inc.	•Public Storage
•Crown Castle Inc.	•Salesforce, Inc.
•Equinix, Inc.	•SBA Communications Corporation
•Equity Residential	•Simon Property Group, Inc.
•Fidelity National Information Services, Inc.	•Texas Instruments Incorporated
•Intuit Inc.	•Ventas, Inc.
•L3Harris Technologies, Inc.	•Welltower Inc.
•Mastercard Incorporated

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis

AMERICAN TOWER POSITIONING RELATIVE TO ITS PEER GROUP(1)

(1)Reflects amounts for fiscal year ended as of December 31, 2022.
Source: S&P Capital IQ
While our total revenues are substantially similar to the peer group median, our market capitalization is higher, which is attributable to the quality of our business model and sustained growth of the business that has created value for our stockholders over the long term.
Benchmarking Analyses. In addition to data from our peer group, the Committee reviews third-party industry survey data as a general indicator of relevant market conditions and pay practices. The Committee reviews market data at the 25th, 50th and 75th percentiles from a custom peer group and the S&P 250. These data serve as a broader reference point for determining what types and amounts of compensation are appropriate. In determining the appropriate compensation packages necessary to recruit and retain valuable senior executives, the Committee also considers market conditions, relative experience levels, relative executive tenure, special capabilities and global complexity to be significant factors. The Committee generally targets total compensation in a competitive range around the 50th percentile of the market.
Small Management Team. Base salaries are set in recognition of (i) an efficient management structure, where there are few executive officers, each of whom has significant tenure at the Company and experience in a highly specialized and varied business and (ii) continued attraction and retention of this executive talent. Despite the significant growth in the size of the Company, the size of the senior management team provides a competitive advantage and promotes greater efficiency across the business.
Detailed Evaluation by the Committee. In making determinations with respect to all elements and amounts of executive compensation, the Committee reviews the CEO’s assessment of each executive and his contribution to the Company’s financial performance (outlined in “Financial Goals and Performance” below). In addition, the Committee considers the executive’s potential for continued contribution to the Company’s long-term success. For each executive officer, the Committee reviews such officer’s performance and contribution to the Company’s financial performance and evaluates whether he or she met his or her pre-established individual performance goals (outlined in “Review of 2022 Individual Performance” below).
Actual compensation paid to each executive officer may be above or below target pay positioning based on Company financial performance (80%) and individual performance (20%). Other factors that affect actual compensation include retention risk, future potential at the Company and internal equity considerations.
Emphasis on Future Pay Opportunity Versus Current Pay. The Committee strives to provide an appropriate mix of compensation elements, with an emphasis on performance-based, long-term compensation. Cash payments primarily reward annual performance, while equity awards incentivize our NEOs to continue to deliver sustained results over a longer period of time and also serve as a retention tool. The Committee believes a substantial portion of our NEOs’ compensation should be “at-risk,” that is, dependent on our operating and stock-price performance.
Significance of Overall Company Results. The Committee’s evaluation of our NEOs emphasizes on their contributions to overall Company performance, rather than on their individual business or function. The Committee believes that the NEOs share responsibility for supporting the goals and performance of the Company as a whole.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
COMPENSATION DETERMINATION PROCESS
For the annual and long-term incentive programs, the Committee oversees a rigorous and comprehensive goal-setting process. The Committee uses performance measures in the annual and long-term programs that (1) align with the Company’s strategy, operating principles and priorities, and stockholder interests, (2) support the achievement of Company and individual goals, and (3) reflect the Company’s overall performance.
Compensation Determinations for 2022
Below we discuss the Committee’s key compensation decisions for 2022, which were made based on our compensation philosophy and with advice from the Committee’s compensation consultant (see “Other Compensation and Governance Practices and Policies—Role of the Compensation Consultant” on page 68). Compensation determinations are influenced by our performance against external measures, including direct competitors, peer group companies and survey data. In evaluating Company performance, the Committee considered our overall financial results. For the 2022 fiscal year, based on our assessment of all the market data, the Committee has concluded that our NEOs’ compensation in the aggregate is competitively positioned on a target total compensation basis.
The Committee works with its compensation consultant to better understand and continually monitor market competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing the peer group and conducting a competitive market benchmark analysis.
BASE SALARY
In deciding the annual base salaries, the Committee considers benchmarking analyses to determine where the Company stands in relation to its peer group, competitive market data regarding executive compensation and factors relating to internal pay equity within the Company. The Company also takes into consideration notable unique factors, which distinguish it from its peers, such as the smaller size of the senior management team relative to the size of the Company. We believe operating with a small senior management team enables us to leverage the broader capabilities of our executive officers more effectively across a wider range of business and functional responsibilities and fosters a team approach and greater collaboration among our executive officers. As a result, annual base salaries for our NEOs are, and must remain, competitive. Our NEOs have consistently achieved strong Company performance. After considering tenure in their current positions, the salaries reflect historical key contributions and expectations of significant continued contributions to the Company’s long-term success.
For 2022, based on review of competitive market data, the Committee approved an increase to the base salaries for our CEO and CFO by 10% and 9%, respectively. Given that the base salaries for the other NEOs remained competitive, the Committee did not approve any increases to their base salaries for 2022.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
BASE SALARIES (2021 AND 2022)

Name	2021 Base Salary	2022 Base Salary	Percent Change
Thomas A. Bartlett	$1,000,000	$1,100,000	10%
Rodney M. Smith	$586,500	$640,000	9%
Edmund DiSanto	$669,997	$669,997	—%
Olivier Puech	$640,341	$640,341	—%
Steven O. Vondran	$640,341	$640,341	—%
ANNUAL PERFORMANCE INCENTIVE PLAN
The annual incentive plan design for our executives demonstrates our commitment to rigor and objectivity in establishing and meeting our compensation goals. Upon review of peer group practices, the Committee noted that the Company’s threshold performance for revenue and Adjusted EBITDA(1) was more challenging than its peers, and that the Company’s revenue and Adjusted EBITDA(1) goals to earn a maximum payout were more stringent than its peers, further demonstrating that the Company sets rigorous financial goals for its incentive plans.
Each NEO’s target award opportunity is established, as a percentage of base salary, at the beginning of the fiscal year, based on the market competitive benchmarking analyses. The Committee determines goals for each performance measure based on input from our CEO and by considering prior year achieved performance. The Committee determines actual incentive payouts after assessing Company performance, as well as individual performance for all NEOs, relative to pre-established goals.
(1)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
FINANCIAL GOALS AND PERFORMANCE
The two specific Company financial measures used to determine the executives’ annual incentive awards are: Total property revenue(1) and Adjusted EBITDA(2). We use these measurements because they provide a balanced indication of the Company’s performance, as they are based firmly within the core business of the Company and are metrics considered in our short- and long-term growth strategy. Additionally, Total shareholder return (TSR) generally continues to be key in considering our overall executive compensation design.
(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

ANNUAL INCENTIVE AWARD METRICS AND WEIGHTINGS

PAYOUTS BASED ON PERFORMANCE LEVELS

(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
We use the initial Company budget, which is set at the beginning of the fiscal year, to set Company goals for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1). Pass-through revenue is primarily based on ground rent and/or power and fuel expense customer reimbursements. As a result, our total property revenue, including pass-through revenue, in any given period may fluctuate in a way that does not necessarily represent the Company’s real estate business or the underlying business trends.
Consequently, we adjust total property revenue to exclude pass-through revenue from the goal-setting process. We further adjust the financial goals for fluctuations in foreign currency exchange rates and material acquisitions that close during the fiscal year.
In addition, we consider the prior fiscal year’s actual results in our annual goal-setting process to (i) ensure the new performance targets are rigorous but achievable and (ii) challenge the executive team to perform at consistently higher levels during each subsequent fiscal year. Accordingly, the 2022 target levels for total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1) increased by approximately 12% and 7%, respectively, from the 2021 financial results, evidencing rigorous goals that cannot be achieved without superior performance.
(1)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
The following table sets forth the targets, as adjusted, for each goal, as well as the performance achieved.
2022 COMPANY FINANCIAL GOALS ($ IN BILLIONS)

Weighting	Metrics	Below Threshold 0%	Threshold 50%	Target(1) 100%	Maximum 200%
30%	Total Property Revenue(2)
50%	Adjusted EBITDA(3)
(1)Target adjusted to reflect fluctuations in foreign currency exchange rates and material acquisitions that closed during 2022.
(2)2022 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(3)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(4)On February 24, 2022, we issued a press release reporting our actual results for 2021.
(5)On February 23, 2023, we issued a press release reporting our actual results for 2022.
As indicated in the table above, the Company exceeded targets for each of its financial goals, and the achievement percentage reflects a payout slope for each 1% above the adjusted target for each financial goal. The calculation for the weighted achievement for these financial goals is outlined in the following tables.
2022 FINANCIAL GOALS FOR THE NEOs

	Weighting	Achievement	Weighted Achievement
Total Property Revenue(1)	30%	127%	120%
Adjusted EBITDA(2)	50%	163%
(1)2022 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(2)Adjusted EBITDA is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
REVIEW OF 2022 INDIVIDUAL PERFORMANCE
The Committee assessed each NEO’s individual achievement during the year against the Company's Key Objectives, including goals in the ESG Scorecard, to determine the amount earned under the annual incentive plan that is based on individual performance. The following were some of the key goals and achievements across the NEOs that were considered by the Committee:

	METRICS MEASURED BY COMMITTEE	PERFORMANCE ACHIEVEMENTS	WEIGHTING

ESG SCORECARD GOALS	•Establish a DEI program that includes a focus on increased representation, inclusivity and development for underrepresented groups •Develop our talent, particularly our senior leadership talent, to ensure an optimal organizational structure •Participate in developing and deploying energy solutions supporting GHG emissions reduction efforts, in alignment with the Company’s science-based targets (SBTs) •Support the corporate social responsibility goal to scale the Digital Communities program to improve the quality of life for underserved communities	✓ Supported employee resource groups to promote better employee connection and collaboration ✓ Allocated resources to training and developing regional leadership teams ✓ New agreement with Airtel in Africa complies with new green site specifications, which is expected to substantially reduce reliance on fossil fuels, while advancing progress toward achieving SBTs ✓ Deployed over 120 new Digital Communities and cultivated new partnership opportunities	10%

OTHER KEY OBJECTIVES	•Support potentially accretive growth opportunities in the tower business, including through acquisitions and build-to-suit programs •Integrate assets and individuals from recent acquisitions, such as the Telxius Telecom, S.A. (Telxius) Acquisition and the CoreSite Acquisition •Further develop partnerships and alliances with new and existing enterprises to evolve all platform extension initiatives •Initiate activities to deepen our customer interactions, understand our customer strategies and provide thought leadership to solve for customers’ needs	✓ Added over 4,600 sites, net of churn and/or decommissioning, in 2022, ending the year with nearly 225,000 communications sites across the globe ✓ Successfully integrated existing data centers with the CoreSite portfolio and integrated Telxius operations ✓ Expanded partnerships across assets, including new partnership with Stonepeak for our U.S. data center business ✓ Signed two major Master Lease Agreements in 2022, with Verizon in the U.S. and with Airtel in Africa, and signed an agreement with a partner in Europe	10%

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
2022 INDIVIDUAL PERFORMANCE ACHIEVEMENT
The Committee determined that each of our NEOs exceeded his individual goals for 2022, as described in more detail below above under “Review of 2022 Individual Performance.” In making these determinations, the Committee reflected on the NEOs’ achievements consistent with the Company’s Key Objectives, including achievements related to ESG goals. The following table sets forth the achievement of individual goals and total weighted achievement for each NEO.

	Weighting	Achievement	Total Weighted Achievement(1)
Thomas A. Bartlett	20%	120%	144%
Rodney M. Smith	20%	120%	144%
Edmund DiSanto	20%	105%	141%
Olivier Puech	20%	113%	142%
Steven O. Vondran	20%	113%	142%
(1)Includes weighted achievement of both the financial and individual goals.
The following table sets forth the target incentive awards and actual incentive awards paid to our NEOs for the 2022 fiscal year and compares them to the target incentive awards and actual incentive award payments for the prior fiscal year. Based on a review of competitive market data, the Committee decided to increase the target incentive awards for each NEO, other than the CEO, for the 2022 fiscal year to position the NEOs’ target total compensation within a competitive range of the market median, consistent with our compensation philosophy. The Committee did not exercise discretion in determining final incentive award amounts following achievement of the financial and individual goals.
INCENTIVE AWARD TARGETS AND PAYOUTS (2021 AND 2022)

	Target Annual Incentive Awards			Actual Annual Incentive Awards
Name	Year	Target Incentive Award (%)	Amount ($)	% Achievement of Target Incentive Award	Amount ($)
Thomas A. Bartlett	2021	200%	$2,000,000	154%	$3,080,000
	2022	200%	$2,200,000	144%	$3,168,000
Rodney M. Smith	2021	100%	$586,500	154%	$903,210
	2022	125%	$800,000	144%	$1,152,000
Edmund DiSanto	2021	100%	$669,997	154%	$1,031,795
	2022	125%	$837,496	141%	$1,180,870
Olivier Puech	2021	100%	$640,341	154%	$986,125
	2022	125%	$800,426	142%	$1,136,605
Steven O. Vondran	2021	100%	$640,341	154%	$986,125
	2022	125%	$800,426	142%	$1,136,605
EQUITY-BASED INCENTIVE AWARDS FOR 2022
Our Approach for 2022
Our long-term lease arrangements with our customers and additions to our real estate portfolio enable us to generate relatively predictable long-term growth. As a result, the management decisions that have the greatest long-term impact on the Company typically relate to matters such as capital allocation, mergers and acquisitions, long-term contract negotiations with major customers, financial leverage, capital structure, growth opportunities, expansion into new markets and strategic alliances. Such decisions can sometimes
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
have a negative short-term impact on our performance and/or stock price, but result in greater long-term value.
For these reasons, a substantial majority of our NEOs’ targeted compensation is in the form of long-term incentives. We believe granting meaningful levels of equity-based awards encourages our NEOs to focus on achieving long-term results, which drives stockholder value. In addition, these grants help us to retain highly experienced executives and sustain long-term Company performance.
For 2022, the Committee determined each NEO’s target value of long-term incentive awards and the allocation of the target value between RSUs and PSUs. In making this determination, the Committee considered the overall Company performance, the anticipated level of the executive officer’s future contribution, the increasingly challenging annual business plan as the prior year’s objectives are achieved, the experience needed and competitive market data. Annual equity grants to our executive officers were awarded at the same time as our annual employee grant on March 10, 2022.
LONG-TERM INCENTIVE AWARD WEIGHTINGS

CEO	Other NEOs

The following table sets forth the target value of equity awards granted to the NEOs in 2022. The Committee determined it was appropriate to increase the 2022 award value, taking into account the size of the equity grants in 2021, market data and the team’s collaborative effort to achieve the Company’s high-performance results. We determined the number of shares subject to each of our awards using the closing price of our Common Stock on the date of grant.
EQUITY-BASED AWARD VALUES (2021 AND 2022)

Name	2021 Target Equity Value	2022 Target Equity Value	Percent Change (2022 over 2021)
Thomas A. Bartlett	$12,000,000	$14,000,000	17%
Rodney M. Smith	$3,250,000	$3,600,000	11%
Edmund DiSanto	$5,800,000	$6,000,000	3%
Olivier Puech	$4,200,000	$4,600,000	10%
Steven O. Vondran	$4,200,000	$4,600,000	10%
DESCRIPTION OF 2022 EQUITY AWARDS AND 2020 PSU AWARD
2022 RSUs
Each 2022 RSU grant vests 25% annually over four years, commencing one year from the date of grant. On each vesting date, the number of RSUs that then vest will be paid in a like number of shares. Certain circumstances trigger accelerated vesting of outstanding RSUs. For the 2022 equity grant, RSUs represented 40% of each NEO’s target grant date award value and 30% of the CEO’s target grant date award value.
2022 PSUs
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Each 2022 PSU grant is earned over a three-year performance period ending on December 31, 2024, to the extent achieved performance meets the performance goals set at the beginning of the performance period. The performance goals for the 2022 PSUs are set with respect to cumulative AFFO Attributable Per Share(1) and average ROIC(1), which are used by management and investors as key indicators of the Company’s financial performance, weighted 70% and 30%, respectively. The Committee determined that it was appropriate to use AFFO Attributable Per Share as the relevant metric based on recent changes to the Company’s capital structure, given the minority interests in the Company’s Europe business and its U.S. data center business. For the 2022 equity grant, PSUs represented 60% of each NEO’s target grant date award value and 70% of the CEO’s target grant date award value. As outlined below, the actual number of PSUs earned is based on the performance levels against these target goals as determined by the Committee at the end of the performance period.
2020 PSUs
For the PSU awards granted in March 2020 (2020 PSU Award), the Committee set the following three-year target performance goals with respect to cumulative Consolidated AFFO per Share(1) and average ROIC(1): (i) $27.01 and (ii) 10.7%, respectively. In February 2023, the Committee determined that the Company achieved 131% and 67%, respectively, of the target performance goals for both performance measures. Based on achieved performance, the table below shows the number of 2020 PSU shares earned by each eligible NEO.

Name	2020 PSU Award Granted	% of Target 2020 PSU Award Earned	Total Number of PSU Shares Earned
Thomas A. Bartlett(1)	12,794	112%	14,330
	12,853	112%	14,396
Rodney M. Smith(2)	4,740	112%	5,309
Edmund DiSanto	11,810	112%	13,228
Olivier Puech	8,612	112%	9,646
Steven O. Vondran	8,612	112%	9,646
(1)Mr. Bartlett was appointed as President and Chief Executive Officer on March 16, 2020, and his 2020 PSU Award reflects both the PSU award granted in March 2020 for his prior role as Executive Vice President and Chief Financial Officer and the promotion-based PSU award granted in May 2020.
(2)Mr. Smith was appointed as Executive Vice President and Chief Financial Officer on March 16, 2020, and his 2020 PSU Award reflects the promotion-based PSU award granted in May 2020.

CUMULATIVE CONSOLIDATED AFFO PER SHARE (70%)(1)	AVERAGE ROIC (30%)(1)

200%
175%
150%
125%
100%
75%
50%
25%
0%
Payout
$31.06
Actual: $28.26
Achievement: 131%
$27.01
$24.31
$0
Below Threshold
Threshold
Target
Maximum
Performance

Payout
200%
175%
150%
125%
100%
75%
50%
25%
0%
Actual: 9.3%
Achievement: 67%
11.77%
10.70%
8.56%
0%
Below Threshold
Threshold
Target
Maximum
Performance

(1)Consolidated AFFO per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Information on acceleration of equity awards upon certain triggering events is described in “Severance Program” starting on page 83.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
ROLE OF THE COMPENSATION CONSULTANT
The Committee has retained Meridian as its compensation consultant. Meridian reports directly to the Committee, and the Committee can replace Meridian or hire additional consultants at any time. In 2022, Meridian attended all Committee meetings virtually, including executive sessions as requested, and consulted frequently with the Chairperson of the Committee between meetings.
As part of its work in 2022, Meridian assisted the Committee with determining our custom peer group and benchmarking analyses, which included competitive analyses of Director and executive compensation, financial performance analysis, dilution analysis, realizable pay-for-performance analysis, review of stock ownership guidelines and regulatory developments and trends. Meridian also advised the Committee on the design of the annual and long-term incentive programs, including conducting a risk assessment review and audit of each of our compensation practices, programs and policies (see below under “Risk Assessment”). Other than the services it provides to the Committee, Meridian does not provide services to, and receives no additional compensation from, the Company.
The Committee has analyzed whether the work of Meridian as its compensation consultant raises any conflicts of interest, taking into consideration the following factors: (i) Meridian does not provide any other services to the Company; (ii) the amount of fees the Company paid to Meridian represents less than 1% of Meridian’s total revenues; (iii) Meridian’s policies and procedures were designed to ensure independence; (iv) Meridian does not have any business or personal relationship with an executive officer of the Company; (v) Meridian does not have any business or personal relationship with any member of the Committee; and (vi) neither Meridian nor any member of its consulting team owns any stock of the Company. The Committee determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultant to the Committee does not create any conflicts of interest. The Committee will continue to annually monitor the independence of its compensation consultant.
EMPLOYMENT ARRANGEMENTS AND SEVERANCE PROGRAM
To recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which are subject to review by the Committee.
In March 2009, we implemented a severance program (the Severance Program) to provide severance benefits to eligible employees who undergo a termination of employment in certain circumstances. Severance benefits under the Severance Program vary depending on an employee’s position or tenure with the Company. Our CEO and our executive officers are eligible for benefits under the Severance Program in the case of a Qualifying Termination, which occurs if the officer resigns for Good Reason or if the Company terminates the officer other than for Cause or for Performance Reasons (as these terms are defined in the Severance Program). The employment arrangements and agreements with, and benefits to, these executives are further described in “Severance Program” starting on page 83.
RISK ASSESSMENT
The Committee regularly assesses, together with its independent compensation consultant and management, the factors and criteria underlying our compensation plans for all employees to determine whether any elements create an inappropriate level of risk, as well as methods to mitigate any identified potential risks. This includes considering, among other things:
•whether each plan provides for an overachievement mechanism or cap on performance;
•incentive award opportunity;
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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
•the existence of discretionary authority;
•whether payouts are linked to overall Company goals;
•the timing of prospective payments;
•the inclusion of certain windfall or clawback provisions;
•the contribution of the awards to a participant’s total mix of compensation; and
•any risk-mitigating factors.
The Committee concluded that the current compensation arrangements are consistent with current market practices and that there are no problematic pay practices. The Committee noted mitigation strategies to avoid excessive risk taking and the need to continue monitoring key factors driving incentive design decisions.
STOCK OWNERSHIP GUIDELINES
We believe holding shares of our Common Stock and RSUs closely aligns the interests of our executive officers and Directors with those of our other stockholders. Accordingly, we maintain a formal stock ownership policy for our executive officers and Directors, so they may share in the risks and rewards of our other stockholders as our stock price increases or decreases.
The current stock ownership guidelines are based on a multiple of base salary for executive officers and a multiple of the annual cash retainer for non-employee Directors. The ownership guidelines are as follows:

Multiple of Annual Base Salary

6X	3X	5X
CEO	Executive Officers directly reporting to the CEO	Directors

In 2022, after a review of market practices and proxy advisory firms’ voting policies, the Committee amended the stock ownership guidelines relating to the equity considered held to exclude unvested PSUs (at target) and in-the-money value of vested options. As a result, in determining compliance with these guidelines, we count only actual shares and unvested RSUs held by an executive officer or director.
All of our NEOs were in compliance with our stock ownership guidelines as of December 31, 2022, as follows:

Name	Stock Ownership Guideline	Ownership as of December 31, 2022(1)
Thomas A. Bartlett	6x Base Salary	45x	Base Salary
Rodney M. Smith	3x Base Salary	17x	Base Salary
Edmund DiSanto	3x Base Salary	64x	Base Salary
Olivier Puech	3x Base Salary	10x	Base Salary
Steven O. Vondran	3x Base Salary	10x	Base Salary
(1)Based on a per share price of $211.86, the closing price of our Common Stock on December 30, 2022.
For additional information on our stock ownership guidelines, see “Corporate Governance—Stock Ownership Guidelines” on page 41.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
POLICIES ON TRANSACTIONS IN COMPANY STOCK; ANTI-HEDGING AND PLEDGING POLICY
Our Anti-Insider Trading Policy imposes limits as to when and how Company employees, including our executive officers, and Directors can engage in transactions in our securities and prohibits hedging transactions, short selling or any other type of arrangement that is designed, or may reasonably be expected, to have the effect of hedging or offsetting a decrease in the market value of our Common Stock. Our Code of Conduct similarly provides a formal policy that prohibits our executive officers and Directors from entering into hedging transactions with respect to our Common Stock. It also prohibits our executive officers, Directors and certain other key employees from pledging shares of our Common Stock as security.
CLAWBACK POLICY
The terms of our annual performance incentive awards and long-term, equity-based awards allow the Company to clawback cash and shares received pursuant to such awards, respectively, or, in the latter case, require the payment to the Company of all gains realized upon disposition of such shares in certain circumstances, such as the executive’s termination by the Company for cause or following termination of employment for any reason if: (i) the executive officer engaged in conduct while an employee that would have justified termination for cause; (ii) the executive officer violates any applicable confidentiality or non-competition agreement; (iii) upon determination that a clawback is appropriate in the event of restatement of the Company’s financial statements; or (iv) as required by law.
In October 2022, the SEC adopted rules requiring that the stock exchanges establish new listing rules setting minimum standards for clawback policies that must be implemented by their listed companies. In February 2023, the NYSE, on which our stock is listed, released a proposed listing rule implementing the SEC’s rule. Upon adoption of the NYSE rule, we will implement the newly required policies by amending the policies described above or adopting additional compliant policies.
OTHER BENEFITS
We do not believe in providing excessive perquisites to our executive officers, who participate in the same healthcare, insurance and other welfare and retirement programs as other eligible employees. These programs include health and dental coverage, group term life insurance, disability programs, our broad-based employee stock purchase program (under which we give a 15% discount to all employees on the purchase price of our stock) and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, including our executive officers, a cost that depends on the level of benefits coverage each employee or executive officer elects.
We do not offer our executive officers any deferred compensation plans, supplemental executive retirement plans or loans of any kind.
As shown in the “All Other Compensation” column in the Summary Compensation Table on page 72, perquisites to executive officers include an annual car allowance and reimbursement for related auto insurance premiums and amounts for parking at our corporate offices in Boston, a benefit we also provide to a number of other corporate employees. Additionally, under limited circumstances, we provide certain perquisites to individuals recruited to key positions and to officers who move from their home countries at our request.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
As part of its role, the Committee considers to what extent the Company can deduct any of its executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). As amended in December 2017 by the Tax Cuts and Jobs Act of 2017 (Tax Act), under Section 162(m), a public company cannot deduct compensation in excess of $1 million paid in any year to its chief executive officer, chief financial officer and the three other most highly compensated officers. Historically, qualified “performance-based compensation” was not subject to this $1 million limitation, but this exception was removed as part of the Tax Act. In designing our compensation programs and in making awards to our executive officers, the Committee has been mindful of whether compensation would be deductible, but has always retained the flexibility to award compensation that was not deductible to meet the objectives of our compensation philosophy.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Committee Report
Compensation Committee Report
The Compensation Committee of the Company’s Board of Directors reviewed the Compensation Discussion and Analysis for the year ended December 31, 2022 and discussed it with the Company’s management. Based on this review and its discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2023 Annual Meeting of Stockholders.
By the Compensation Committee of the Board of Directors of American Tower Corporation.
COMPENSATION COMMITTEE
Craig Macnab, Chairperson
Kelly C. Chambliss
Raymond P. Dolan
Grace D. Lieblein
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
Executive Compensation Tables
The following table provides information concerning compensation earned by each of our NEOs for the years ended December 31, 2022, 2021 and 2020.
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Thomas A. Bartlett(4) President and Chief Executive Officer	2022	$1,100,000	$14,000,359	$3,168,000	$38,350	$18,306,709
	2021	$1,000,000	$12,000,067	$3,080,000	$34,507	$16,114,574
	2020	$955,448	$11,500,732	$2,210,720	$34,404	$14,701,304
Rodney M. Smith(5) Executive Vice President, Chief Financial Officer and Treasurer	2022	$640,000	$3,600,252	$1,152,000	$38,918	$5,431,170
	2021	$586,500	$3,250,278	$903,210	$45,174	$4,785,162
	2020	$532,026	$2,850,291	$760,665	$29,119	$4,172,101
Edmund DiSanto Executive Vice President, Special Advisor and Counsel to the Chief Executive Officer	2022	$669,997	$6,000,187	$1,180,870	$34,084	$7,885,138
	2021	$669,997	$5,800,213	$1,031,795	$33,779	$7,535,784
	2020	$656,860	$4,800,337	$1,024,702	$31,887	$6,513,786
Olivier Puech Executive Vice President and President, Latin America and EMEA	2022	$640,341	$4,600,128	$1,136,605	$31,476	$6,408,550
	2021	$640,341	$4,200,218	$986,125	$31,984	$5,858,668
	2020	$627,785	$3,500,266	$979,345	$33,984	$5,141,380
Steven O. Vondran Executive Vice President and President, U.S. Tower Division	2022	$640,341	$4,600,128	$1,136,605	$32,193	$6,409,267
	2021	$640,341	$4,200,218	$986,125	$32,520	$5,859,204
	2020	$627,785	$3,500,266	$979,345	$32,387	$5,139,783
(1)The amounts in column (e) reflect the aggregate grant date fair value of RSUs and PSUs (valued assuming target performance) granted pursuant to the 2007 Equity Incentive Plan, as amended (2007 Equity Incentive Plan). The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the grant date. Assuming maximum performance levels are achieved, the aggregate grant date fair value of PSUs would be as follows:

Name	Granted in 2022	Granted in 2021	Granted in 2020
Thomas A. Bartlett(4)	$19,600,363	$16,800,053	$12,260,491
Rodney M. Smith(5)	$4,320,302	$3,900,334	$2,220,216
Edmund DiSanto	$7,200,038	$6,960,092	$5,760,209
Olivier Puech	$5,520,154	$5,040,180	$4,200,417
Steven O. Vondran	$5,520,154	$5,040,180	$4,200,417
(2)The amounts in column (g) reflect, for the year ended December 31, 2022, cash payments made in 2023 with respect to annual performance incentive awards for services performed in 2022; for the year ended December 31, 2021, cash payments made in 2022 with respect to annual performance incentive awards for services performed in 2021; and for the year ended December 31, 2020, cash payments made in 2021 with respect to annual performance incentive awards for services performed in 2020. The cash payments with respect to annual performance incentive awards made in 2021 for Messrs. Bartlett and Smith were a blended calculation based on their respective former position and base salary and the new position and base salary.
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Executive Compensation Tables
(3)Details about the amounts in column (i) for 2022 are set forth in the table immediately below. In accordance with SEC rules, the amounts in column (i) do not include payments for group term life insurance and other welfare benefits that are generally available to all salaried employees.

Name	Retirement Match(a)	Car Expenses(b)	Tax Reimbursements	Total
Thomas A. Bartlett	$15,250	$18,177	$4,923	$38,350
Rodney M. Smith	$15,013	$18,625	$5,280	$38,918
Edmund DiSanto	$15,250	$15,803	$3,031	$34,084
Olivier Puech	$15,250	$14,563	$1,663	$31,476
Steven O. Vondran	$15,250	$14,751	$2,192	$32,193
(a)Includes matching contributions pursuant to our 401(k) plan. Mr. Smith’s amount reflects a true-up received in 2022.
(b)Executive officers are entitled to an annual car allowance of up to $12,000 and additional amounts related to auto insurance premiums. With the exception of Mr. Puech, these amounts also reflect reimbursement for parking expenses at our corporate offices in Boston, which is a benefit we offer to a number of our employees who work in that office.
(4)Mr. Bartlett served as Executive Vice President and Chief Financial Officer through March 15, 2020. He was appointed as President and Chief Executive Officer on March 16, 2020. Therefore, in 2020, he received a blended salary and bonus amount, which reflected the change in his base salary and bonus payable due to revised annual incentive targets as of April 1, 2020. His 2020 equity awards include promotional PSU and RSU equity grants on May 1, 2020, in connection with his new role.
(5)Mr. Smith was appointed as Executive Vice President, Chief Financial Officer and Treasurer on March 16, 2020. He therefore received a blended salary and bonus amount in 2020, which reflected the change in his base salary and bonus payable due to revised annual incentive targets as of April 1, 2020. His 2020 equity awards include promotional PSU and RSU equity grants on May 1, 2020, in connection with his new role.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
GRANTS OF PLAN-BASED AWARDS FOR 2022
The following table sets forth information relating to RSUs and PSUs granted pursuant to the 2007 Equity Incentive Plan and annual incentive award opportunity for each of our NEOs during the year ended December 31, 2022.

Name (a)	Grant Date (b)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	Grant Date Fair Value of Stock and Option Awards(4) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Thomas A. Bartlett
Annual incentive awards			$1,100,000	$2,200,000	$4,400,000
RSUs	3/10/2022	2/24/2022							18,042	$4,200,178
PSUs	3/10/2022	2/24/2022				21,049	42,097	84,194		$9,800,182
Rodney M. Smith
Annual incentive awards			$400,000	$800,000	$1,600,000
RSUs	3/10/2022	2/24/2022							6,186	$1,440,101
PSUs	3/10/2022	2/24/2022				4,640	9,279	18,558		$2,160,151
Edmund DiSanto
Annual incentive awards			$418,748	$837,496	$1,674,993
RSUs	3/10/2022	2/24/2022							10,310	$2,400,168
PSUs	3/10/2022	2/24/2022				7,732	15,464	30,928		$3,600,019
Olivier Puech
Annual incentive awards			$400,213	$800,426	$1,600,853
RSUs	3/10/2022	2/24/2022							7,904	$1,840,051
PSUs	3/10/2022	2/24/2022				5,928	11,856	23,712		$2,760,077
Steven O. Vondran
Annual incentive awards			$400,213	$800,426	$1,600,853
RSUs	3/10/2022	2/24/2022							7,904	$1,840,051
PSUs	3/10/2022	2/24/2022				5,928	11,856	23,712		$2,760,077
(1)For 2022, the bonus target for Mr. Bartlett was 200% of base salary and for each of Messrs. Smith, DiSanto, Puech and Vondran was 125% of base salary. The annual incentive awards cannot exceed 200% of the bonus target, and typically the Compensation Committee does not award annual incentive awards below 50% of the bonus target. The amounts in column (c), (d) and (e) are based on 50%, 100% and 200% of the bonus target, respectively. The actual amounts we paid in connection with our annual performance incentive awards are reflected in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” For more information regarding our annual performance incentive awards, see “Compensation Determinations for 2022—Annual Performance Incentive Plan” in our "Compensation Discussion and Analysis" included in this Proxy Statement beginning on page 62.
(2)PSUs granted under the 2007 Equity Incentive Plan.
(3)We typically grant equity-based incentive awards to our employees, including our executive officers, as part of our annual employee performance review program conducted each February or March. On March 10, 2023, in connection with annual performance reviews and the Company’s annual employee equity grant, we awarded Messrs. Bartlett, Smith, Puech and Vondran RSUs and PSUs pursuant to the 2007 Equity Incentive Plan in the amounts set forth below based on their performance for 2022 and expected future contributions to the Company. In determining the size of these awards, the Compensation Committee established a targeted award value for each executive officer and then allocated 40% to RSUs and 60% to PSUs for each executive officer, other than Mr. Bartlett, whose target award value was allocated 30% to RSUs and 70% to PSUs. Mr. DiSanto did not receive a grant in 2023 due to his retirement from his previous role.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables

Name	RSUs	PSUs	Grant Date Fair Value Per Share
Thomas A. Bartlett	$4,560,000	$10,640,000	$191.27
Rodney M. Smith	$1,740,000	$2,610,000	$191.27
Edmund DiSanto	$—	$—	N/A
Olivier Puech	$2,000,000	$3,000,000	$191.27
Steven O. Vondran	$2,000,000	$3,000,000	$191.27
RSU awards vest in 1/3rd cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. PSU awards vest at the end of the three-year performance period based on achievement against pre-established financial performance goals of the Company determined at the date of grant, subject to the terms under the death, disability and retirement benefits program.
(4)The amounts in column (l) reflect the grant date fair value of the stock awards granted during the fiscal year ended December 31, 2022. The aggregate grant date fair value of the awards is calculated using the closing market price of shares of our Common Stock on the grant date, March 10, 2022 ($232.80). All PSUs are valued assuming the target number of shares in column (g).
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The compensation we paid our NEOs in 2022, 2021 and 2020, as summarized in the Summary Compensation Table, is determined in accordance with employment letters and other arrangements or agreements with our executive officers, which the Compensation Committee reviews. For more information about these agreements, please see below under “Severance Program.” For more information about the elements of the compensation packages paid to our executive officers, please see above under “Compensation Determinations for 2022” in the “Compensation Discussion and Analysis.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2022
The following table sets forth information relating to stock options, RSUs and PSUs outstanding as of December 31, 2022 that were granted to our NEOs pursuant to the 2007 Equity Incentive Plan.

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
Thomas A. Bartlett	30,401	—	$94.57	3/10/2025	—	—	—	—	—
	—	—	—	—	3/11/2019	2,565	$543,421	—	—
	—	—	—	—	3/10/2020	4,264	$903,371	—	—
	—	—	—	—	5/1/2020	2,754	$583,462	—	—
	—	—	—	—	5/1/2020	8,540	$1,809,284	—	—
	—	—	—	—	3/10/2021	13,208	$2,798,247	—	—
	—	—	—	—	3/10/2022	18,042	$3,822,378	—	—
	—	—	—	—	3/10/2020	14,330	$3,035,954	—	—
	—	—	—	—	5/1/2020	14,396	$3,049,937	—	—
	—	—	—	—	3/10/2021	—	—	20,546	$4,352,876
	—	—	—	—	3/10/2022	—	—	21,049	$4,459,441
Rodney M. Smith	33,019	—	$81.18	3/10/2024	—	—	—	—	—
	33,135	—	$94.57	3/10/2025	—	—	—	—	—
	34,341	—	$94.71	3/10/2026	—	—	—	—	—
	—	—	—	—	3/11/2019	1,350	$286,011	—	—
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
	—	—	—	—	3/10/2020	2,050	$434,313	—	—
	—	—	—	—	5/1/2020	1,580	$334,739	—	—
	—	—	—	—	3/10/2021	4,770	$1,010,572	—	—
	—	—	—	—	3/10/2022	6,186	$1,310,566	—	—
	—	—	—	—	5/1/2020	5,309	$1,124,765	—	—
	—	—	—	—	3/10/2021	—	—	4,770	$1,010,572
	—	—	—	—	3/10/2022	—	—	4,640	$983,030
Edmund DiSanto	101,079	—	$81.18	3/10/2024	—	—	—	—	—
	114,977	—	$94.57	3/10/2025	—	—	—	—	—
	—	—	—	—	3/11/2019	2,430	$514,820	—	—
	—	—	—	—	3/10/2020	3,936	$833,881	—	—
	—	—	—	—	3/10/2021	8,512	$1,803,352	—	—
	—	—	—	—	3/10/2022	10,310	$2,184,277	—	—
	—	—	—	—	3/10/2020	13,228	$2,802,484	—	—
	—	—	—	—	3/10/2021	—	—	8,512	$1,803,352
	—	—	—	—	3/10/2022	—	—	7,732	$1,638,102
Olivier Puech	—	—	—	—	1/2/2019	438	$92,795	—	—
	—	—	—	—	3/11/2019	1,512	$320,332	—	—
	—	—	—	—	3/10/2020	2,870	$608,038	—	—
	—	—	—	—	3/10/2021	6,164	$1,305,905	—	—
	—	—	—	—	3/10/2022	7,904	$1,674,541	—	—
	—	—	—	—	3/10/2020	9,646	$2,043,602	—	—
	—	—	—	—	3/10/2021	—	—	6,164	$1,305,905
	—	—	—	—	3/10/2022	—	—	5,928	$1,255,906
Steven O. Vondran	3,265	—	$81.18	3/10/2024	—	—	—	—	—
	21,537	—	$94.57	3/10/2025	—	—	—	—	—
	33,482	—	$94.71	3/10/2026	—	—	—	—	—
	—	—	—	—	3/11/2019	1,512	$320,332	—	—
	—	—	—	—	3/10/2020	2,870	$608,038	—	—
	—	—	—	—	3/10/2021	6,164	$1,305,905	—	—
	—	—	—	—	3/10/2022	7,904	$1,674,541	—	—
	—	—	—	—	3/10/2020	9,646	$2,043,602	—	—
	—	—	—	—	3/10/2021	—	—	6,164	$1,305,905
	—	—	—	—	3/10/2022	—	—	5,928	$1,255,906
(1)Stock options vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program, and have a term of 10 years.
(2)Stock awards consist of RSUs and PSUs granted under the 2007 Equity Incentive Plan.
(3)Each of the unvested RSUs vests in 25% cumulative annual increments commencing one year from the date of grant (with the exception of the special RSU award granted to Mr. Bartlett on May 1, 2020), subject to earlier vesting under the death, disability and retirement benefits program. Mr. Bartlett’s $2.0 million special RSU award vests in full at the end of three years, which is May 1, 2023, and is excluded from the current retirement framework and shall be forfeited if Mr. Bartlett retires before the end of the three-year vesting period.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
(4)The market value of the RSU and PSU awards was determined using a stock price of $211.86, which was the closing price of our Common Stock on the NYSE on December 30, 2022. PSU awards granted in 2020 are reflected at a 112% payout performance level and the PSU awards granted in 2021 and 2022 are reflected at a threshold 50% payout performance level.
(5)Each grant of unvested PSUs vests at the end of the three-year performance period based on achievement against pre-established performance goals determined at the date of grant, subject to the terms of the death, disability and retirement benefits program. On March 10, 2023, the 2020 PSU Awards vested, other than the May 2020 grants to Messrs. Bartlett and Smith, which will vest on May 1, 2023. The following table sets forth the vested amounts of such PSU awards before dividend equivalents and the shares withheld by the Company to cover any taxes due.

Name	PSUs
Thomas A. Bartlett(i)	28,726
Rodney M. Smith(ii)	5,309
Edmund DiSanto	13,228
Olivier Puech	9,646
Steven O. Vondran	9,646
(i)Mr. Bartlett was elected as President and Chief Executive Officer on March 16, 2020, and his 2020 PSU Award reflects both the PSU award granted in March 2020 for his prior role as Executive Vice President and Chief Financial Officer and the promotion-based PSU award granted in May 2020.
(ii)Mr. Smith was elected as Executive Vice President and Chief Financial Officer on March 16, 2020, and his 2020 PSU Award reflects the promotion-based PSU award granted in May 2020.
OPTION EXERCISES AND STOCK VESTED FOR 2022
The following table sets forth information relating to options exercised and RSUs and PSUs vested during the year ended December 31, 2022 for each NEO.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Thomas A. Bartlett	—	$—	30,837	$7,236,938
Rodney M. Smith	29,345	$5,549,469	6,478	$1,520,841
Edmund DiSanto	35,000	$4,490,150	26,506	$6,214,863
Olivier Puech	—	$—	17,590	$4,149,029
Steven O. Vondran	—	$—	17,615	$4,137,016
(1)Column (c) reflects the excess of the market price of the underlying securities at exercise over the exercise price.
(2)Column (e) reflects the market value of RSU and PSU awards using stock prices of $292.50, $232.80, $234.84, $241.02 and $250.85, as applicable, which were the closing prices of our Common Stock on the NYSE on the last business day prior to the vesting date of each RSU and PSU.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO and the average of our other NEOs and certain financial metrics of the Company. Compensation actually paid, as determined under SEC requirements, does not fully represent the actual final amount of compensation earned by, or paid to, our NEOs during the applicable years.
Listed below are the financial performance measures that represent, in our assessment, the most important financial performance measures used by the Company to link compensation actually paid to our NEOs for the fiscal year ending December 31, 2022 to Company performance:

•Property Revenue(1)
•Adjusted EBITDA(2)
•AFFO Attributable per Share(2)
•ROIC(2)
(1)Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA, AFFO Attributable per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Neither the Compensation Committee nor management used the information displayed below in the tables, including the calculation of compensation actually paid, as a basis for making compensation decisions.
PAY VERSUS PERFORMANCE TABLE

					Average Summary Compensation Table Total for Non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (h)	AFFO Attributable per Share(4) ($) (i)
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)		Compensation Actually Paid to PEO(1)(2) ($) (c)				Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return(3) ($) (g)
	First PEO	Second PEO	First PEO	Second PEO
2022	$18,306,709	N/A	$7,107,859	N/A	$6,533,531	$2,404,100	$98.36	$100.62	$1,697	$9.76
2021	$16,114,574	N/A	$25,716,706	N/A	$6,009,705	$9,674,287	$132.26	$134.06	$2,568	$9.43
2020	$15,735,310	$14,701,304	$17,412,648	$14,343,802	$5,727,014	$5,589,513	$99.52	$94.88	$1,692	$8.44
(1)For 2022 and 2021, the principal executive officer (PEO) was Thomas A. Bartlett and the other NEOs were Rodney M. Smith, Edmund DiSanto, Olivier Puech and Steven O. Vondran. For 2020, the first PEO was James D. Taiclet and the second PEO was Thomas A. Bartlett, and the other NEOs were Rodney M. Smith, Edmund DiSanto, Olivier Puech, Amit Sharma and Steven O. Vondran.
(2)The following table summarizes the adjustments made in accordance with Item 402(v) of Regulation S-K in order to determine the amounts shown in the table above as “Compensation Actually Paid”:
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance

	2022		2021		2020
Adjustments for Stock and Option Awards	PEO	Other NEOs(i)	PEO	Other NEOs(i)	First PEO	Second PEO	Other NEOs(i)
Summary Compensation Table Total	$18,306,709	$6,533,531	$16,114,574	$6,009,705	$15,735,310	$14,701,304	$5,727,014
(Minus): “Stock Awards” amount in Summary Compensation Total(ii)	$(14,000,359)	$(4,700,174)	$(12,000,067)	$(4,362,732)	$(14,000,333)	$(11,500,732)	$(3,850,305)
Plus: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end(iii)	$12,741,049	$4,277,400	$17,170,628	$6,242,535	$12,886,024	$10,824,808	$3,557,915
Plus (Minus): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end(iv)	$(8,156,655)	$(2,725,773)	$4,776,680	$1,938,681	$(395,225)	$(301,184)	$(165,388)
Plus (Minus): Change as of the vesting date in fair value of awards granted in any prior fiscal year that vested during the covered fiscal year(v)	$(1,782,885)	$(980,884)	$(345,109)	$(153,902)	$3,186,872	$619,606	$320,277
Compensation Actually Paid (as calculated)	$7,107,859	$2,404,100	$25,716,706	$9,674,287	$17,412,648	$14,343,802	$5,589,513
(i)     Amounts presented are averages for the entire group of other NEOs.
(ii)    Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the applicable grant date.
(iii)    Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the last trading day of the applicable fiscal year.
(iv)    Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards by the difference of the closing market prices of shares of our Common Stock on the last trading day of the applicable fiscal year and the last trading day of the prior fiscal year. For 2022, PSU awards granted in 2021 are calculated based on the target award amounts and PSU awards granted in 2020 are calculated based on a 112% payout performance level. For 2021, PSU awards granted in 2020 are calculated based on the target award amounts and PSU awards granted in 2019 are calculated based on a 113% payout performance level. For 2020, PSU awards granted in 2019 are calculated based on the target award amounts and PSU awards granted in 2018 are calculated based on a 133% payout performance level.
(v)    Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards by the difference of the closing market price of shares of our Common Stock on the vesting dates and the last trading day of the applicable prior fiscal year.
(3)Peer Group TSR consists of the FTSE Nareit All Equity REITs Index.
(4)AFFO Attributable per Share is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
Relationship Between Pay and Performance
COMPENSATION ACTUALLY PAID TO PEO AND AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs VERSUS TOTAL SHAREHOLDER RETURN
AND PEER GROUP TOTAL SHAREHOLDER RETURN

COMPENSATION ACTUALLY PAID TO PEO AND AVERAGE COMPENSATION ACTUALLY PAID TO
NON-PEO NEOs VERSUS NET INCOME

AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
COMPENSATION ACTUALLY PAID TO PEO AND AVERAGE COMPENSATION ACTUALLY PAID TO
NON-PEO NEOs VERSUS AFFO ATTRIBUTABLE PER SHARE(1)

(1)AFFO Attributable per Share is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
CEO Pay Ratio
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and Thomas A. Bartlett, our CEO:
For 2022, our last completed fiscal year:
•the annual total compensation of the employee identified as the median employee of our Company (other than our CEO) was $48,998; and
•the annual total compensation of our CEO was $18,306,709.
Based on this information, for 2022 the ratio of the annual total compensation of Mr. Bartlett, our CEO, to the median employee was estimated to be approximately 374 to 1.
This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records using the methodology described below. The SEC rules for identifying the “median employee” allow companies to adopt a variety of methodologies to apply certain exclusions and make reasonable estimates and assumptions to reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in determining their median employee.
CEO PAY RATIO METHODOLOGY
Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. Accordingly, for the 2022 pay ratio calculation, we used our median employee identified during the 2020 analysis of our employee population.
To identify our median employee in 2020, the methodology and the material assumptions, adjustments and estimates we used were as follows:
•We determined that, as of November 30, 2020, our employee population and certain contractors, excluding our CEO, consisted of approximately 5,730 individuals. We selected November 30, 2020, which is within the last three months of 2020, as the date upon which we would identify the median employee to allow sufficient time to identify the median employee, given the global scope of our operations.
•Of the 5,730 employees and contractors included in the calculation, 4,014, or 70%, of them are outside the U.S.
•To identify the median employee from our employee population, we selected actual direct compensation (salary, bonus and equity) paid in 2020. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of November 30, 2020.
Finally, to determine the annual total compensation of the median employee for 2022, we identified and calculated the elements of such employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2022 in our Summary Compensation Table in this Proxy Statement.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
Severance Program
Our NEOs are eligible for benefits under the terms of our Severance Program. The table below, “Potential Payments Upon Termination or Change of Control for 2022,” summarizes the severance benefits that would be payable to each of our NEOs if his employment had been terminated as of December 31, 2022, with respect to the different termination scenarios. Under the Severance Program, our executive officers are entitled to the following severance benefits upon a Qualifying Termination:
•Cash Severance: The CEO is entitled to receive 104 weeks of base earnings, and each Executive Vice President is entitled to receive 78 weeks of base earnings. In addition, each executive would be entitled to a prorated portion of his or her target incentive for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that incentive.
•Equity Acceleration/Vesting Provisions: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive is entitled to full acceleration of vesting of all outstanding stock options, RSUs and PSUs, as further described below.
•Benefits Continuation: Each executive is eligible for continued health and welfare benefits, for which the Company will pay the employer share of the cost of coverage for a period equal to the number of weeks of base earnings payable under the Severance Program and, subject to eligibility, is entitled to benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA).
•Release of Claims, Non-Compete: To receive benefits under our Severance Program, the executive must sign a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. In addition, at our discretion, we may require the deposit of a portion of the after-tax payments to each executive in a restricted account to serve as security for the executive’s compliance with the ongoing covenants, restrictions and obligations contained in such agreements, with restrictions on distribution up to and including forfeiture in the event of non-compliance.
Under our Severance Program, equity awards to our executive officers are subject to a double-trigger standard, whereby the executive is entitled to acceleration of his or her equity awards only in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.” In such an event, the executive is entitled to acceleration of all unvested equity-based awards, including stock options and RSUs. With respect to the grant of PSUs, the value of those PSUs would be determined based on target performance, prorated for the executive’s term of employment during the performance period prior to the Qualifying Termination and paid out within 60 days of the Qualifying Termination, unless such executive is a “specified employee” as defined in the Treasury Regulation Section 1.409A-1(i). If there is no Qualifying Termination or if the termination is a Qualifying Termination not in connection with a Change of Control, the executive is not entitled to any acceleration or continued vesting of his or her equity-based awards, except in connection with a “Qualified Retirement” (as defined in the award agreement). The Severance Program does not provide for tax gross-ups.
In addition, the Committee adopted a death, disability and retirement benefits program in connection with equity awards granted to our employees, including executives, similar to that of our peer group companies. The program’s benefits provide for the acceleration of vesting and exercise periods for stock options, RSUs and PSUs granted on or after January 1, 2013, upon an employee’s death or permanent disability, or upon an employee’s Qualified Retirement, provided certain eligibility criteria are met.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL FOR 2022
The table below sets forth the potential estimated payments pursuant to our Severance Program to each NEO as if the individual’s employment had been terminated as of December 31, 2022. While our executive officers are entitled to certain severance benefits upon a Qualifying Termination pursuant to the terms of the Severance Program, full acceleration of vesting of outstanding equity-based awards is limited to a Qualifying Termination upon a change of control, subject to earlier vesting under the death, disability and retirement program.

Name and Type of Payment/Benefit	Termination on 12/31/2022: “for Cause”	Termination on 12/31/2022: voluntary or retirement	Qualifying Termination on 12/31/2022: with no Change of Control	Qualifying Termination on 12/31/2022: with Change of Control
Thomas A. Bartlett
Base salary(1)	$—	$—	$2,200,000	$2,200,000
Annual incentive awards(2)	—	—	2,200,000	2,200,000
Value of accelerated equity awards(3)(4)(5)	—	32,361,191	32,361,191	34,170,476
Health benefits(6)	—	—	37,373	37,373
Total	$—	$32,361,191	$36,798,564	$38,607,849
Rodney M. Smith
Base salary(1)	$—	$—	$960,000	$960,000
Annual incentive awards(2)	—	—	800,000	800,000
Value of accelerated equity awards(3)(4)(5)	—	8,487,959	8,487,959	8,487,959
Health benefits(6)	—	—	38,541	38,541
Total	$—	$8,487,959	$10,286,500	$10,286,500
Edmund DiSanto
Base salary(1)	$—	$—	$1,004,996	$1,004,996
Annual incentive awards(2)	—	—	837,496	837,496
Value of accelerated equity awards(3)(4)(5)	—	15,021,721	15,021,721	15,021,721
Health benefits(6)	—	—	28,030	28,030
Total	$—	$15,021,721	$16,892,243	$16,892,243

Olivier Puech
Base salary(1)	$—	$—	$960,512	$960,512
Annual incentive awards(2)	—	—	800,426	800,426
Value of accelerated equity awards(3)(4)	—	—	—	8,623,761
Health benefits(6)	—	—	38,541	38,541
Total	$—	$—	$1,799,479	$10,423,240
Steven O. Vondran
Base salary(1)	$—	$—	$960,512	$960,512
Annual incentive awards(2)	—	—	800,426	800,426
Value of accelerated equity awards(3)(4)	—	—	—	8,530,967
Health benefits(6)	—	—	28,030	28,030
Total	$—	$—	$1,788,968	$10,319,935
(1)For Mr. Bartlett, the amount reflects salary continuation for 104 weeks, based on Mr. Bartlett’s base salary as of December 31, 2022. For Messrs. Smith, DiSanto, Puech and Vondran, the amount reflects salary continuation for 78 weeks, based on base salary as of December 31, 2022. The Severance Program specifies that continuation of salary is to be paid bi-weekly.
(2)This amount reflects an incentive award opportunity with respect to a full year of service for the year ended December 31, 2022 and assumes that a bonus target of 100% is met. Actual incentive award payments upon separation are calculated pro-rata. For the year ended December 31, 2022, the bonus target was 200% of base salary for Mr. Bartlett and was 125% of base salary for Messrs. Smith, DiSanto, Puech and Vondran.
(3)Value of RSUs and PSUs is determined using the closing market price of $211.86 of our Common Stock on December 30, 2022.
(4)As of December 31, 2022, under the Severance Program, each executive is entitled to acceleration of vesting of all outstanding equity-based awards, including, but not limited to, stock options, RSUs and PSUs, upon a Qualifying Termination that occurs within 14 days prior to, or up to two years following, a Change of Control, as described above.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Securities Authorized for Issuance Under Equity Compensation Plans
(5)In addition to the acceleration of vesting of all outstanding equity-based awards upon a Qualifying Termination under the Severance Program, Messrs. Bartlett, Smith and DiSanto’s equity-based awards that were granted after January 1, 2013 will vest upon their “Qualifying Retirement,” pursuant to the terms of the Company’s death, disability and retirement program, as described above, with the exception of Mr. Bartlett’s $2.0 million special RSU award, which is excluded from the current retirement framework and shall be forfeited if Mr. Bartlett retires before the end of the three-year vesting period. In accordance with the revised executive retirement benefits, the values of the PSU awards for Messrs. Bartlett, Smith and DiSanto assume successful completion of a transition plan and reflect full payout of PSUs at target.
(6)For Mr. Bartlett, this amount reflects a continuation of health and dental insurance for 104 weeks, based on the employer share of the cost of coverage for this time period. For Messrs. Smith, DiSanto, Puech and Vondran, this amount reflects a continuation of health and dental insurance for 78 weeks, based on the employer share of the cost of coverage for this time period. All amounts are estimates based on current rates and benefits elections made by each executive for the year ended December 31, 2022.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2022.
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (a)(3) (c)
Equity compensation plans/arrangements approved by the stockholders(1)	2,781,569	$91.82	7,882,204
Equity compensation plans/arrangements not approved by the stockholders(4)	N/A	N/A	1,412,900
Total	2,781,569	$91.82	9,295,104
(1)Includes the 2007 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan (ESPP).
(2)Column (a) includes (i) 1,382,879 shares underlying outstanding unvested RSUs, (ii) 535,950 shares underlying outstanding unvested PSUs based on the maximum amount of PSUs that can be earned under the award agreements for the March 2020, March 2021 and March 2022 grants, (iii) 855,154 shares underlying outstanding stock options and (iv) an estimated 7,586 shares relating to expected purchases under the ESPP. Because there is no exercise price for RSUs, PSUs or shares purchased under the ESPP, such awards are not included in the weighted-average exercise price in column (b).
(3)Includes (i) 2,723,609 shares available for issuance under the ESPP, (ii) 5,158,595 shares available for grant under the 2007 Equity Incentive Plan and (iii) 1,412,900 shares available for grant under the 2007 Equity Incentive Plan, which were previously available for issuance under the CoreSite Plan (as defined below), as of December 31, 2022. Under the 2007 Equity Incentive Plan, we are authorized to grant various types of stock-based awards, including stock options, restricted stock, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.
(4)In connection with the CoreSite Acquisition, the Company assumed the remaining shares previously available for issuance under a plan approved by the CoreSite shareholders (CoreSite Plan), which converted into shares of the Company’s Common Stock. These shares were available for issuance under the 2007 Equity Incentive Plan. They were, however, only available for grant to certain employees and were not available for issuance beyond the period when they would have been available under the CoreSite Plan, or March 20, 2023, at which time they were no longer available for grant.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

Questions & Answers
Q.    Why did I receive these proxy materials?
A.    You received these materials because you were a stockholder as of March 27, 2023, the record date fixed by the Board, and are, therefore, entitled to receive notice of the Annual Meeting (Notice) and to vote on matters presented at the Annual Meeting, which will be held virtually on May 24, 2023.
Q.    Why did I receive a Notice instead of a full set of proxy materials?
A.    The SEC allows us to make this Proxy Statement and our Annual Report, which includes a copy of our Form 10-K, available electronically online at www.proxyvote.com. On or about April 12, 2023, we mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report and for voting (i.e., submitting your proxy) online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you would like a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.
Q.    When and where is the Annual Meeting being held?
A.    The Annual Meeting will be held on Wednesday, May 24, 2023 at 11:00 a.m. Eastern Time. As part of our effort to maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our stockholders, we have decided to hold the Annual Meeting virtually this year, as is allowed by applicable law. We are sensitive to the public health and travel concerns our stockholders may have and the restrictions and recommendations public health and other governmental officials may issue. Note that the decision to proceed with a virtual-only meeting this year will not mean we will utilize a virtual-only format, or any means of remote communication, for future Annual Meetings.
Q.    How do I attend the Annual Meeting?
A.    You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2023. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials (if applicable).
You will be able to vote and submit live questions during the Annual Meeting online at www.virtualshareholdermeeting.com/AMT2023. While all live questions will be subject to time restrictions, we will do our best to accommodate as many as possible.
Q.    What if I have trouble accessing the Annual Meeting virtually?
A.    The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. Please allow ample time for online check-in, which will begin at 10:30 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/AMT2023.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

QUESTIONS & ANSWERS
Q.    Who is entitled to vote at the Annual Meeting?
A.    Holders of American Tower’s Common Stock at the close of business on March 27, 2023, the record date fixed by the Board, may vote at the Annual Meeting.
Q.    How many votes may I cast?
A.    Each share of Common Stock is entitled to one vote with respect to each matter submitted for vote. On March 27, 2023, there were 466,034,783 shares of Common Stock outstanding and entitled to vote.
Q.    What constitutes a quorum for the Annual Meeting?
A.    The presence, at the Annual Meeting or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 27, 2023 constitutes a quorum for the transaction of business at the Annual Meeting. We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum. Attendance at the virtual Annual Meeting will be considered “present.”
Q.    What items will be voted on at the Annual Meeting, and what is the required vote to approve each item?
A.    All stockholders are entitled to vote on the following proposals:
•Proposal 1—To elect to the Board of Directors the 12 nominees named in this Proxy Statement;
•Proposal 2—To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2023;
•Proposal 3—To approve, on an advisory basis, our executive compensation; and
•Proposal 4—To vote, on an advisory basis, on the frequency with which we will hold a stockholder advisory vote on executive compensation.
To be elected, a Director must receive an affirmative majority of votes cast—i.e., the number of “for” votes must exceed the number of “against” votes. Similarly, Proposals 2 and 3 require an affirmative majority of the votes cast. For Proposal 4, the vote frequency option (every one year, every two years or every three years) that receives the highest number of votes cast by stockholders will be deemed the frequency chosen by our stockholders for an advisory vote on executive compensation, subject to the Board’s discretion to decide otherwise. We will not count shares that abstain from voting on a particular matter as votes cast “for” or “against” such matter and, therefore, they will have no effect on the outcome of the vote or any of the Proposals.
Although the advisory vote on executive compensation is non-binding, our Compensation Committee will consider and take into account the voting results when making future executive compensation determinations.
Q.    Are there other items to be voted on at the Annual Meeting?
A.    We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.
Q.    How will proxies be voted at the Annual Meeting?
A.    If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances,
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

QUESTIONS & ANSWERS
your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:
•Your broker or nominee will not have the authority to vote such shares with respect to Proposals 1, 3 and 4, because the NYSE rules treat these matters as non-routine. Accordingly, such broker non-votes will have no effect on the outcome of the vote on these proposals.
•Your broker or nominee will have the authority to vote such shares with respect to Proposal 2, because that matter is treated as routine under the NYSE rules.
Broker non-votes will be counted as present for purposes of determining the presence of a quorum.
If you are a registered stockholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2 and 3, ONE YEAR on Proposal 4, and, in accordance with the proxy holder’s judgment, for any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.
Q.    How do I cast a vote?
A.    You may vote by any one of the following means:
•By internet. If you received a Notice about the internet availability of proxy materials, you may submit your proxy online by following the instructions on the Notice. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy online by following the instructions on the proxy card or voting instruction card.
•By telephone. You may submit your vote by telephone by following the instructions on the Notice or proxy card or voting instruction card, if you received such materials by mail.
•By mail. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing and dating your proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.
•At the virtual Annual Meeting. You may vote at the Annual Meeting online at:     www.virtualshareholdermeeting.com/AMT2023.
Properly completed and submitted proxy cards and voting instruction cards, as well as proxies properly completed and submitted online prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions provided, as long as they are received in time for voting and not revoked.
Q.    Can I change my mind after I vote?
A.    Yes, you can change your vote at any time before the Annual Meeting. To revoke your proxy, you must:
•file an instrument of revocation with our Secretary, at our principal executive offices: 116 Huntington Avenue, Boston, Massachusetts 02116;
•mail a new proxy card, dated after the date of the proxy you wish to revoke, to our Secretary at our principal executive offices;
•submit a later-dated proxy over the internet, in accordance with the instructions on the internet voting website; or
•attend the Annual Meeting and vote online at www.virtualshareholdermeeting.com/AMT2023. Please see “How do I attend the Annual Meeting?” and “How do I cast a vote?” for more information.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

QUESTIONS & ANSWERS
If your proxy is not revoked, we will vote it at the virtual Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted over the internet, as indicated on the submission.
Q.    Where can I find the voting results after the Annual Meeting?
A.    We will announce the preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the meeting.
Q.    Who bears the cost of this proxy solicitation?
A.    American Tower Corporation bears all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, fax, electronic transmission and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of Common Stock and will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.
Q.    What do I need to do now?
A.    You should carefully read and consider the information contained in this Proxy Statement. It contains important information about American Tower that you should consider before voting.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

Additional Information
Proposals of Stockholders
Pursuant to Rule 14a-8 of the Exchange Act (Rule 14a-8), we must receive any stockholder proposal intended to be presented at our 2024 Annual Meeting of Stockholders by no later than December 14, 2023, if it is to be included in the proxy statement and form of proxy relating to the meeting. Any such proposal must also comply with the other requirements of Rule 14a-8.
Under the advance notice provisions in our By-Laws and pursuant to Delaware corporate law, if you want to submit a proposal for the 2024 Annual Meeting for presentation at the meeting (as opposed to inclusion in the proxy statement under Rule 14a-8) or intend to nominate a person as a candidate for election to the Board directly, the Secretary must receive the proposal or nomination between January 25, 2024 and the close of business on February 24, 2024, which are 120 days and 90 days, respectively, before the one-year anniversary of the 2023 Annual Meeting.
If the 2024 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2023 Annual Meeting, the Secretary must receive any such proposal or nomination no earlier than the 120th day before the 2024 Annual Meeting and by the later of the close of business of (a) the 90th day before the 2024 Annual Meeting; or (b) the 10th day following the day on which the date of the 2024 Annual Meeting is first disclosed publicly by the Company. In addition, any proposals must comply with the other requirements of our By-Laws.
If you want to present a proposal before the 2024 Annual Meeting, but do not wish to have it included in the proxy statement and proxy card, you must also give us written notice. Please address such correspondence to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If the Secretary does not receive your written notice on or before February 27, 2024, then proxies designated by the Board will have discretionary authority to vote on any such proposal.
In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024.
If the 2024 Annual Meeting is held more than 30 days before the one-year anniversary of the 2023 Annual Meeting, the Secretary must receive your Director solicitations by the later of (a) the 60th day before the 2023 Annual Meeting; or (b) the 10th day following the day on which the date of the 2024 Annual Meeting is first disclosed publicly by the Company.
Proxy Access
Under the proxy access provisions in our By-Laws, if you wish to nominate any person for election to our Board at the 2024 Annual Meeting, and have your nominee included in the proxy statement, the Secretary must receive your nomination notice between November 14, 2023, which is 150 days before the one-year anniversary of the issuance of this Proxy Statement, and December 14, 2023, which is 120 days before the one-year anniversary of the issuance of this Proxy Statement.
If the 2024 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2023 Annual Meeting, the Secretary must receive your nomination notice by the later of (a) the 120th day before the 2023 Annual Meeting; or (b) the 10th day following the day on which the date of the 2024 Annual Meeting is first disclosed publicly by the Company.
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

ADDITIONAL INFORMATION
Annual Report on Form 10-K
Householding of Annual Meeting Materials
The SEC has adopted a “householding” rule, which we have implemented for current and future stockholder communications, that permits us to deliver a single set of proxy materials to a household, even if two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce printing and mailing expenses associated with proxy materials and reduces the amount of duplicative information you might receive. Your consent will continue for as long as you remain a stockholder of the Company, unless you revoke it, which you may do at any time by writing or calling Broadridge at the following address or phone number: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (1-866-540-7095). If you revoke your consent, we will begin sending separate copies within 30 days of receiving your revocation.
Some banks, brokers and other nominee record holders may participate in the practice of householding notices, proxy statements and annual reports. We will promptly deliver a separate copy of each document to you, if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500). If you wish to receive separate copies of the notice, proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Annual Report on Form 10-K
If you would like to receive, free of charge, a copy of our Form 10-K for the year ended December 31, 2022—as filed with the SEC, excluding exhibits—please write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500).

By Order of the Board of Directors,

Thomas A. Bartlett President and Chief Executive Officer Boston, Massachusetts April 12, 2023
AMERICAN TOWER CORPORATION 2023 PROXY STATEMENT

Appendix A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
Adjusted EBITDA is defined as net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders (AFFO Attributable) is defined as Consolidated AFFO, excluding the impact of noncontrolling interests on both the Funds From Operations as defined by the National Association of Real Estate Investment Trusts (Nareit FFO) attributable to American Tower Corporation common stockholders and the other line items included in the calculation of Consolidated AFFO. The Company believes that providing this additional metric enhances transparency, given the minority interests in its Europe business and its U.S. data center business.
AFFO attributable to American Tower Corporation common stockholders per Share (AFFO Attributable per Share) is defined as AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.
Consolidated Adjusted Funds From Operations (Consolidated AFFO) is defined as Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax and other income tax adjustments, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company believes this measure provides valuable insight into the operating performance of its property assets by further adjusting the Nareit FFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may cause material fluctuations in Nareit FFO attributable to American Tower Corporation common stockholders growth from period to period that would not be representative of the underlying performance of the Company’s property assets in those periods. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Consolidated AFFO per Share is defined as Consolidated AFFO divided by the diluted weighted average common shares outstanding.
International Pass-through Revenue is defined as a portion of the Company’s pass-through revenue that is based on various expense reimbursements, primarily land rent and power and fuel expense, in certain markets. As a result, revenue growth rates may fluctuate depending on the market price for fuel, and the variability in other operating expenses, in any given period, which is not representative of the Company’s real estate business and its economic exposure to such costs. As a result, the Company believes that it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.
Nareit FFO Attributable to American Tower Corporation Common Stockholders is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends to noncontrolling interests, and
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

APPENDIX A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Net Debt is defined as total long-term debt, including current portion and finance lease liabilities, less cash and cash equivalents.
Net Leverage Ratio is defined as Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.
Return on Invested Capital (ROIC) is defined as Adjusted EBITDA less maintenance capital expenditures and corporate capital expenditures and cash taxes, divided by gross property, plant and equipment, intangible assets and goodwill (excluding the impact of recording deferred tax adjustments related to valuation).
Straight-line ground rent expenses for our ground leases are calculated based on the fixed non-cancellable term of the underlying ground lease plus all periods, if any, for which failure to renew the lease imposes an economic penalty to us such that renewal appears, at the inception of the lease, to be reasonably assured. Certain of our tenant leases require us to exercise available renewal options pursuant to the underlying ground lease, if the tenant exercises its renewal option. For towers with these types of tenant leases at the inception of the ground lease, we calculate our straight-line ground rent over the term of the ground lease, including all renewal options required to fulfill the tenant lease obligation.
Straight-line revenues are recognized, under GAAP, over the term of the contract for certain of its tenant leases. Due to the Company’s significant base of non-cancellable, long-term tenant leases, this can result in significant fluctuations in growth rates upon tenant lease signings and renewals (typically increases), when amounts billed or received upfront upon these events are initially deferred. These signings and renewals are only a portion of the Company’s underlying business growth and can distort the underlying performance of our Tenant Billings Growth. As a result, the Company believes that it is appropriate to provide insight into the impact of straight-line revenue on certain growth rates in revenue and select other measures.
Tenant Billings is defined as recurring revenue generated from long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing sites and amendments to existing leases to add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.
Tenant Billings Growth is defined as an increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange rate fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.
For more information regarding these measures, see “Non-GAAP Financial Measures” under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K.
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

APPENDIX A
Reconciliations to Historical Results
Reconciliations to Historical Results
($ in millions, except per share amounts. Totals may not add due to rounding.)

Reconciliation of Net Income to Adjusted EBITDA	2012	2013	2014	2015	2016	2017	2018(1)	2019	2020	2021	2022
Net income	$594	$482	$803	$672	$970	$1,225	$1,265	$1,917	$1,692	$2,568	$1,697
Income from equity method investments	(0)	—	—	—	—	—	—	—	—	—	—
Income tax provision (benefit)	107	60	63	158	156	31	(110)	(0)	130	262	24
Other expense (income)	38	207	62	135	48	(31)	(24)	(18)	241	(566)	(434)
Loss (gain) on retirement of long-term obligations	0	39	3	80	(1)	70	3	22	72	38	0
Interest expense	402	458	580	596	717	750	826	814	794	871	1,137
Interest income	(8)	(10)	(14)	(16)	(26)	(35)	(55)	(47)	(40)	(40)	(72)
Other operating expenses	62	72	69	67	73	256	513	166	266	399	768
Depreciation, amortization and accretion	644	800	1,004	1,285	1,526	1,716	2,111	1,778	1,882	2,333	3,355
Stock-based compensation expense	52	68	80	91	90	109	138	111	121	120	169
ADJUSTED EBITDA	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156	$5,983	$6,644

AFFO Reconciliation	2012	2013	2014	2015	2016	2017	2018(1)	2019	2020	2021	2022
Adjusted EBITDA (from above)	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156	$5,983	$6,644
Straight-line revenue	(166)	(148)	(124)	(155)	(132)	(194)	(88)	(184)	(322)	(466)	(500)
Straight-line expense	34	30	38	56	68	62	58	44	52	53	40
Cash interest(2)	(381)	(435)	(572)	(573)	(694)	(723)	(807)	(800)	(824)	(831)	(1,089)
Interest income	8	10	14	16	26	35	55	47	40	40	72
Cash paid for income taxes(3)	(69)	(52)	(69)	(64)	(96)	(137)	(164)	(147)	(146)	(225)	(274)
Dividends on preferred stock	—	—	(24)	(90)	(107)	(87)	(9)	—	—	—	—
Dividends to noncontrolling interests	—	—	—	—	—	(13)	(14)	(13)	(8)	(3)	(22)
Capital improvement capital expenditures	(75)	(81)	(75)	(90)	(110)	(114)	(150)	(160)	(150)	(170)	(176)
Corporate capital expenditures	(20)	(30)	(24)	(16)	(16)	(17)	(9)	(11)	(9)	(8)	(9)
Consolidated AFFO	$1,223	$1,470	$1,815	$2,150	$2,490	$2,902	$3,539	$3,521	$3,788	$4,373	$4,685
Adjustments for noncontrolling interests	(16)	(30)	(24)	(34)	(90)	(147)	(349)	(79)	(25)	(97)	(168)
AFFO Attributable to Common Stockholders	$1,207	$1,439	$1,791	$2,116	$2,400	$2,755	$3,191	$3,442	$3,764	$4,277	$4,517
Divided by: Weighted Average Diluted Shares	399.6	399.1	400.1	423.0	429.3	431.7	443.0	445.5	446.1	453.3	462.8
Consolidated AFFO per Share	$3.06	$3.68	$4.54	$5.08	$5.80	$6.72	$7.99	$7.90	$8.49	$9.65	$10.12
AFFO Attributable to Common Stockholders per Share	$3.02	$3.61	$4.48	$5.00	$5.59	$6.38	$7.20	$7.73	$8.44	$9.43	$9.76
(1)These results include the positive impacts of the Company’s settlement with Tata in Q4 2018.
(2)In Q2 2019, the Company made a capitalized interest payment of approximately $14 million associated with the purchase of the shareholder loan previously held by its joint venture partner in Ghana. In Q1 2020, the Company made a capitalized interest payment of approximately $63 million associated with the
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

APPENDIX A
Reconciliations to Historical Results
acquisition of MTN Group Limited’s redeemable noncontrolling interests in each of its joint ventures in Ghana and Uganda. In each case, the deferred interest was previously expensed but excluded from Consolidated AFFO.
(3)In 2015, the Company incurred charges in connection with certain tax elections wherein MIP Tower Holdings LLC, parent company to Global Tower Partners (GTP), would no longer operate as a separate REIT for federal and state income tax purposes. The Company finalized a settlement related to this tax election during the year ended December 31, 2022. The Company believes that these related transactions are nonrecurring, and does not believe it is an indication of its operating performance. Accordingly, the Company believes it is more meaningful to present Consolidated AFFO excluding these amounts.

Return on Invested Capital(4)	2012	2013(5)	2014	2015(5)	2016(5)	2017(6)	2018(6)(7)	2019(6)	2020(6)	2021(6)	2022(6)
Adjusted EBITDA	$1,892	$2,401	$2,650	$3,206	$3,743	$4,149	$4,725	$4,917	$5,280	$6,477	$6,647
Cash taxes	(69)	(114)	(69)	(107)	(98)	(137)	(172)	(168)	(146)	(225)	(274)
Maintenance capital expenditures	(75)	(81)	(75)	(124)	(159)	(115)	(150)	(160)	(150)	(191)	(176)
Corporate capital expenditures	(20)	(23)	(24)	(26)	(27)	(17)	(9)	(11)	(9)	(8)	(9)
Numerator	$1,728	$2,183	$2,482	$2,948	$3,459	$3,880	$4,394	$4,579	$4,974	$6,053	$6,187
Gross property and equipment	$9,047	$10,844	$11,659	$14,397	$15,652	$16,950	$17,717	$19,326	$20,672	$28,404	$29,877
Gross intangibles	4,892	8,471	9,172	12,671	14,795	16,183	16,323	18,474	20,734	28,654	27,870
Gross goodwill(8)	2,991	3,928	4,180	4,240	4,363	4,879	4,797	5,492	6,600	12,690	12,372
Denominator	$16,930	$23,243	$25,011	$31,308	$34,809	$38,012	$38,837	$43,292	$48,006	$69,747	$70,119
ROIC	10.2%	9.4%	9.9%	9.4%	9.9%	10.2%	11.3%	10.6%	10.4%	8.7%	8.8%
(4)Historical denominator balances reflect purchase accounting adjustments.
(5)2013 reflects Q4 2013 annualized numbers to account for full-year impact of GTP transaction, 2015 reflects Q4 2015 annualized numbers to account for full-year impact of Verizon transaction and 2016 reflects Q4 2016 annualized numbers to account for full-year impact of Viom transaction.
(6)Adjusted to annualize impacts of acquisitions closed throughout the year.
(7)Positively impacted by the Company’s settlement with Tata in Q4 2018.
(8)Excludes the impact of deferred tax adjustments related to valuation.

Property Revenue Excluding Pass-Through	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Property revenue	$2,803	$3,287	$4,007	$4,680	$5,713	$6,566	$7,315	$7,465	$7,954	$9,110	$10,470
Pass-through revenue	(229)	(296)	(363)	(423)	(739)	(918)	(952)	(994)	(1,010)	(1,292)	(1,553)
Property revenue excluding pass-through revenue	$2,574	$2,991	$3,644	$4,257	$4,975	$5,648	$6,363	$6,471	$6,943	$7,818	$8,917

Net Leverage Ratio	4Q22
Total debt	$38,670
Cash and cash equivalents	$2,028
Net debt	$36,642
The quarter’s annualized (LQA) Adjusted EBITDA	$6,828
LQA Net Leverage Ratio	5.4	x
AMERICAN TOWER CORPORATION 2022 PROXY STATEMENT

116 Huntington Avenue
Boston, Massachusetts 02116
T: 617-375-7500
F: 617-375-7575
americantower.com

© 2023 ATC IP LLC. All rights reserved.

AMERICAN TOWER CORPORATION

116 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS 02116

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMT2023**

The meeting is online only. You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06530-P86203 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TOWER CORPORATION

The Board of Directors recommends you vote FOR the following:

1. To elect the following Directors

Nominees:	For	Against	Abstain
1a. Thomas A. Bartlett	☐	☐	☐
1b. Kelly C. Chambliss	☐	☐	☐
1c. Teresa H. Clarke	☐	☐	☐
1d. Raymond P. Dolan	☐	☐	☐
1e. Kenneth R. Frank	☐	☐	☐
1f. Robert D. Hormats	☐	☐	☐
1g. Grace D. Lieblein	☐	☐	☐
1h. Craig Macnab	☐	☐	☐
1i. JoAnn A. Reed	☐	☐	☐
1j. Pamela D. A. Reeve	☐	☐	☐
1k. Bruce L. Tanner	☐	☐	☐
1l. Samme L. Thompson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2023.	☐	☐	☐
3. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. To vote, on an advisory basis, on the frequency with which the Company will hold a stockholder advisory vote on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

V06531-P86203

AMERICAN TOWER CORPORATION
www.virtualshareholdermeeting.com/AMT2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Tower Corporation ("American Tower"), having received the Notice and Proxy Statement dated April 12, 2023, hereby appoints THOMAS A. BARTLETT and RUTH T. DOWLING, and each of them, as proxies, each with the power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock, $.01 par value per share, of American Tower that the undersigned would be entitled to vote if present at the 2023 Annual Meeting of Stockholders to be held virtually on May 24, 2023 at 11:00 a.m., eastern time, at www.virtualshareholdermeeting.com/AMT2023 and at any adjournment or postponement thereof, on the matters listed on the reverse side that are more particularly described in the Proxy Statement dated April 12, 2023.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). **IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.**

Continued and to be signed on reverse side.